Exhibit 10.34

                                                       CUSIP Number: ___________

================================================================================

                                   $75,000,000

                                CREDIT AGREEMENT

                          dated as of November 10, 2005

                                  by and among

                         CROSS COUNTRY HEALTHCARE, INC.,

                                  as Borrower,

                         the Lenders referred to herein,

                                       and

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                            as Administrative Agent,
                      Swingline Lender and Issuing Lender,

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                              as Syndication Agent,

                             BANK OF AMERICA, N.A.,
                           as Co-Documentation Agent,

                       LASALLE BANK NATIONAL ASSOCIATION,
                           as Co-Documentation Agent,

                                       and

                          WACHOVIA CAPITAL MARKETS, LLC
                   as Sole Lead Arranger and Sole Book Manager

================================================================================

                                TABLE OF CONTENTS

                                                                                                                   PAGE
ARTICLE I DEFINITIONS.........................................................................................       1
      SECTION 1.1 Definitions.................................................................................       1
      SECTION 1.2 Other Definitions and Provisions............................................................      24
      SECTION 1.3 Accounting Terms............................................................................      24
      SECTION 1.4 UCC Terms...................................................................................      24
      SECTION 1.5 Rounding....................................................................................      25
      SECTION 1.6 References to Agreement and Laws............................................................      25
      SECTION 1.7 Times of Day................................................................................      25
      SECTION 1.8 Letter of Credit Amounts....................................................................      25

ARTICLE II REVOLVING CREDIT FACILITY..........................................................................      25
      SECTION 2.1 Revolving Credit Loans......................................................................      25
      SECTION 2.2 Swingline Loans.............................................................................      26
      SECTION 2.3 Procedure for Advances of Revolving Credit Loans and Swingline Loans........................      27
      SECTION 2.4 Repayment and Prepayment of Revolving Credit and Swingline Loans............................      28
      SECTION 2.5 Permanent Reduction of the Revolving Credit Commitment......................................      29
      SECTION 2.6 Termination of Revolving Credit Facility....................................................      29
      SECTION 2.7 Increase in Revolving Credit Commitment.....................................................      29

ARTICLE III LETTER OF CREDIT FACILITY.........................................................................      32
      SECTION 3.1 L/C Commitment..............................................................................      32
      SECTION 3.2 Procedure for Issuance of Letters of Credit/Automatic Renewal...............................      32
      SECTION 3.3 Commissions and Other Charges...............................................................      33
      SECTION 3.4 L/C Participations..........................................................................      33
      SECTION 3.5 Reimbursement Obligation of the Borrower....................................................      34
      SECTION 3.6 Obligations Absolute........................................................................      35
      SECTION 3.7 Effect of Letter of Credit Application......................................................      36

ARTICLE IV INCREMENTAL TERM LOAN FACILITY.....................................................................      36
      SECTION 4.1 Incremental Term Loans......................................................................      36
      SECTION 4.2 Repayment of Incremental Term Loans.........................................................      38
      SECTION 4.3 Prepayments of Incremental Term Loans, Revolving Credit Loans and Swingline Loans...........      38

ARTICLE V GENERAL LOAN PROVISIONS.............................................................................      40
      SECTION 5.1 Interest....................................................................................      40
      SECTION 5.2 Notice and Manner of Conversion or Continuation of Loans....................................      42
      SECTION 5.3 Fees........................................................................................      42
      SECTION 5.4 Manner of Payment...........................................................................      43
      SECTION 5.5 Evidence of Indebtedness....................................................................      44
      SECTION 5.6 Adjustments.................................................................................      44
      SECTION 5.7 Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by the
                     Administrative Agent.....................................................................      45
      SECTION 5.8 Changed Circumstances.......................................................................      45
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
      SECTION 5.9 Indemnity...................................................................................      46
      SECTION 5.10 Increased Costs............................................................................      47
      SECTION 5.11 Taxes......................................................................................      48
      SECTION 5.12 Mitigation Obligations; Replacement of Lenders.............................................      50
      SECTION 5.13 Security...................................................................................      51

ARTICLE VI CLOSING; CONDITIONS OF CLOSING AND BORROWING.......................................................      51
      SECTION 6.1 Closing.....................................................................................      51
      SECTION 6.2 Conditions to Closing and Initial Extensions of Credit......................................      51
      SECTION 6.3 Conditions to All Extensions of Credit......................................................      55

ARTICLE VII REPRESENTATIONS AND WARRANTIES OF THE BORROWER....................................................      55
      SECTION 7.1 Representations and Warranties..............................................................      55
      SECTION 7.2 Survival of Representations and Warranties, Etc.............................................      62

ARTICLE VIII FINANCIAL INFORMATION AND NOTICES................................................................      63
      SECTION 8.1 Financial Statements and Projections........................................................      63
      SECTION 8.2 Officer's Compliance Certificate............................................................      64
      SECTION 8.3 Accountants' Certificate....................................................................      64
      SECTION 8.4 Other Report................................................................................      64
      SECTION 8.5 Notice of Litigation and Other Matters......................................................      64

ARTICLE IX AFFIRMATIVE COVENANTS..............................................................................      66
      SECTION 9.1 Preservation of Corporate Existence and Related Matters.....................................      66
      SECTION 9.2 Maintenance of Property.....................................................................      66
      SECTION 9.3 Insurance...................................................................................      66
      SECTION 9.4 Accounting Methods and Financial Records....................................................      66
      SECTION 9.5 Payment and Performance of Obligations......................................................      66
      SECTION 9.6 Compliance With Laws and Approvals..........................................................      67
      SECTION 9.7 Environmental Laws..........................................................................      67
      SECTION 9.8 Compliance with ERISA.......................................................................      67
      SECTION 9.9 Compliance With Agreements..................................................................      67
      SECTION 9.10 Visits and Inspections.....................................................................      68
      SECTION 9.11 Additional Subsidiaries....................................................................      68
      SECTION 9.12 Use of Proceeds............................................................................      69
      SECTION 9.13 Further Assurances.........................................................................      69

ARTICLE X FINANCIAL COVENANTS.................................................................................      69
      SECTION 10.1 Leverage Ratio.............................................................................      69
      SECTION 10.2 Interest Coverage Ratio....................................................................      69
      SECTION 10.3 Maximum Capital Expenditures...............................................................      69

ARTICLE XI NEGATIVE COVENANTS.................................................................................      69
      SECTION 11.1 Limitations on Indebtedness................................................................      70
      SECTION 11.2 Limitations on Liens.......................................................................      71
      SECTION 11.3 Limitations on Loans, Advances, Investments and Acquisitions...............................      72
      SECTION 11.4 Limitations on Mergers and Liquidation.....................................................      74
      SECTION 11.5 Limitations on Asset Dispositions..........................................................      74
      SECTION 11.6 Limitations on Dividends and Distributions.................................................      74
      SECTION 11.7 Limitations on Exchange and Issuance of Capital Stock......................................      75
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
      SECTION 11.8 Transactions with Affiliates...............................................................      75
      SECTION 11.9 Certain Accounting Changes; Organizational Documents.......................................      76
      SECTION 11.10 Amendments; Payments and Prepayments of Subordinated Indebtedness.........................      76
      SECTION 11.11 Restrictive Agreements....................................................................      76
      SECTION 11.12 Nature of Business........................................................................      76
      SECTION 11.13 Impairment of Security Interests..........................................................      76

ARTICLE XII DEFAULT AND REMEDIES..............................................................................      77
      SECTION 12.1 Events of Default..........................................................................      77
      SECTION 12.2 Remedies...................................................................................      79
      SECTION 12.3 Rights and Remedies Cumulative; Non-Waiver; etc. ..........................................      80
      SECTION 12.4 Crediting of Payments and Proceeds.........................................................      80
      SECTION 12.5 Administrative Agent May File Proofs of Claim..............................................      81

ARTICLE XIII THE ADMINISTRATIVE AGENT.........................................................................      81
      SECTION 13.1 Appointment and Authority..................................................................      81
      SECTION 13.2 Rights as a Lender.........................................................................      82
      SECTION 13.3 Exculpatory Provisions.....................................................................      82
      SECTION 13.4 Reliance by the Administrative Agent.......................................................      83
      SECTION 13.5 Delegation of Duties.......................................................................      83
      SECTION 13.6 Resignation of Administrative Agent........................................................      83
      SECTION 13.7 Non-Reliance on Administrative Agent and Other Lenders.....................................      84
      SECTION 13.8 No Other Duties, etc.......................................................................      85
      SECTION 13.9 Collateral and Guaranty Matters............................................................      85

ARTICLE XIV MISCELLANEOUS.....................................................................................      85
      SECTION 14.1 Notices....................................................................................      85
      SECTION 14.2 Amendments, Waivers and Consents...........................................................      86
      SECTION 14.3 Expenses; Indemnity........................................................................      88
      SECTION 14.4 Right of Set-off...........................................................................      90
      SECTION 14.5 Governing Law..............................................................................      90
      SECTION 14.6 Waiver of Jury Trial.......................................................................      91
      SECTION 14.7 Reversal of Payments.......................................................................      91
      SECTION 14.8 Injunctive Relief; Punitive Damages........................................................      91
      SECTION 14.9 Accounting Matters.........................................................................      92
      SECTION 14.10 Successors and Assigns; Participations....................................................      92
      SECTION 14.11 Confidentiality...........................................................................      95
      SECTION 14.12 Performance of Duties.....................................................................      96
      SECTION 14.13 All Powers Coupled with Interest..........................................................      96
      SECTION 14.14 Survival of Indemnities...................................................................      96
      SECTION 14.15 Titles and Captions.......................................................................      96
      SECTION 14.16 Severability of Provisions................................................................      96
      SECTION 14.17 Counterparts..............................................................................      96
      SECTION 14.18 Integration...............................................................................      96
      SECTION 14.19 Term of Agreement.........................................................................      97
      SECTION 14.20 Advice of Counsel, No Strict Construction.................................................      97
      SECTION 14.21 USA Patriot Act...........................................................................      97
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
      SECTION 14.22 Inconsistencies with Other Documents; Independent Effect of Covenants.....................      97

                                       iv

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EXHIBITS
--------

Exhibit A-1       -    Form of Revolving Credit Note
Exhibit A-2       -    Form of Swingline Note
Exhibit A-3       -    Form of Incremental Term Note
Exhibit B         -    Form of Notice of Borrowing
Exhibit C         -    Form of Notice of Account Designation
Exhibit D         -    Form of Notice of Prepayment
Exhibit E         -    Form of Notice of Conversion/Continuation
Exhibit F         -    Form of Officer's Compliance Certificate
Exhibit G         -    Form of Assignment and Assumption
Exhibit H         -    Form of Subsidiary Guaranty Agreement
Exhibit I         -    Form of Collateral Agreement
Exhibit J         -    Form of Divisional Build-Up Financial Report

SCHEDULES
---------

Schedule 7.1(a)   -    Jurisdictions of Organization and Qualification
Schedule 7.1(b)   -    Subsidiaries and Capitalization
Schedule 7.1(f)        Tax Liability
Schedule 7.1(h)        Environmental Matters
Schedule 7.1(i)   -    ERISA Plans
Schedule 7.1(u)   -    Litigation
Schedule 11.1(c)  -    Indebtedness and Guaranty Obligations
Schedule 11.2     -    Existing Liens
Schedule 11.3     -    Existing Loans, Advances and Investments
Schedule 11.8     -    Transactions with Affiliates

      CREDIT AGREEMENT, dated as of November 10, 2005, by and among CROSS COUNTRY HEALTHCARE, INC., a Delaware corporation (the "Borrower"), the lenders who are or may become a party to this Agreement (collectively, the "Lenders"), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders, GENERAL ELECTRIC CAPITAL CORPORATION, as Syndication Agent, BANK OF AMERICA, N.A., as Co-Documentation Agent, and LASALLE BANK NATIONAL ASSOCIATION, as Co-Documentation Agent.

                              STATEMENT OF PURPOSE
                              --------------------

      The Borrower has requested, and the Lenders have agreed, to extend certain credit facilities to the Borrower on the terms and conditions of this Agreement.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.1 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

      "Administrative Agent" means Wachovia, in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 13.6.

      "Administrative Agent's Office" means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 14.1(c).

      "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

      "Affiliate" means, with respect to any Person, any other Person (other than a Subsidiary of the Borrower) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. As used in this definition, the term "control" means (a) the power to vote five percent (5%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, none of the Permitted Holders shall be deemed an "Affiliate" of the Borrower or of any Subsidiary of the Borrower.

      "Aggregate Commitment" means the aggregate amount of the Lenders' Commitments hereunder, as such amount may be reduced or otherwise modified at any time or from time to time pursuant to the terms hereof. On the Closing Date, the Aggregate Commitment shall be Seventy-Five Million Dollars ($75,000,000).

      "Agreement" means this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

      "Applicable Law" means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

      "Applicable Margin" means the corresponding percentages per annum as set forth below based on the Consolidated Total Leverage Ratio:

    ------------------------------------------------------------------------
                        CONSOLIDATED TOTAL
    PRICING LEVEL         LEVERAGE RATIO          LIBOR RATE +   BASE RATE +
    ------------------------------------------------------------------------
          I         Less than 0.75 to 1.00            1.25%         0.00%

    ------------------------------------------------------------------------
          II        Greater than or equal to
                    0.75 to 1.00, but less
                    than 1.25 to 1.00                 1.50%         0.25%

    ------------------------------------------------------------------------
         III        Greater than or equal to
                    1.25 to 1.00, but less
                    than 1.75 to 1.00                 1.75%         0.50%

    ------------------------------------------------------------------------
          IV        Greater than or equal to
                    1.75 to 1.00                      2.00%         0.75%

    ------------------------------------------------------------------------

      The Applicable Margin shall be determined and adjusted quarterly, and shall be effective on, the date (each a "Calculation Date") of receipt by the Administrative Agent of the Officer's Compliance Certificate pursuant to Section
8.2 for the most recently ended fiscal quarter of the Borrower; provided that
(a) the Applicable Margin shall be at Pricing Level II until the first Calculation Date occurring after the fiscal quarter ending December 31, 2005 and, thereafter the Pricing Level shall be determined by reference to the Consolidated Total Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, and
(b) if the Borrower fails to provide the Officer's Compliance Certificate as required by Section 8.2 for the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, the Applicable Margin from such Calculation Date shall be based on Pricing Level IV until such time as an appropriate Officer's Compliance Certificate is provided, at which time the Pricing Level shall be determined by reference to the Consolidated Total Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding such Calculation Date. The Applicable Margin shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Margin shall be applicable to all Extensions of Credit then existing or subsequently made or issued.

      "Approved Fund" means any Person (other than a natural Person), including, without limitation, any special purpose entity, that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business; provided, that such Approved Fund must be administered, managed or underwritten by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

      "Asset Acquisition" means a purchase, lease or other acquisition of (a) all or substantially all of the assets of any person; (b) a division or business of any person; or (c) assets that are substantial in relation to the Borrower and the Subsidiaries taken as a whole; provided, however, Asset Acquisition shall not include such acquisitions between the Borrower and any Subsidiary or between Subsidiaries.

      "Asset Disposition" means the disposition of any or all of the assets (including, without limitation, the Capital Stock of a Subsidiary or any ownership interest in a joint venture) of any Credit Party or any Subsidiary thereof whether by sale, lease, transfer or otherwise. The term "Asset Disposition" shall not include (i) any Equity Issuance or (ii) any Debt Issuance.

      "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 14.11), and accepted by the Administrative Agent, in substantially the form of EXHIBIT G or any other form approved by the Administrative Agent.

      "Attributable Indebtedness" means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

      "Base Rate" means, at any time, the higher of (a) the Prime Rate and (b) the Federal Funds Rate plus 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

      "Base Rate Loan" means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 5.1(a).

      "Borrower" has the meaning assigned thereto in the introductory paragraph hereto.

      "Business Day" means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

      "Calculation Date" has the meaning assigned thereto in the definition of Applicable Margin.

      "Capital Asset" means, with respect to the Borrower and its Subsidiaries, any asset that is, in accordance with GAAP, classified and accounted for as a capital asset on a Consolidated balance sheet of the Borrower and its Subsidiaries.

      "Capital Expenditures" means with respect to the Borrower and its Subsidiaries for any period, the aggregate cost of all Capital Assets acquired by the Borrower and its Subsidiaries during such period, as determined in accordance with GAAP; provided that for purposes of this definition, (a) the purchase price of assets that are purchased simultaneously with the trade-in or exchange of existing assets of a similar type and nature or with the application of Net Cash Proceeds from the sale or disposition of assets (to the extent permitted hereunder) or from any payment under an insurance policy or in connection with a condemnation policy shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such assets for the assets being traded in at such time or the amount of such Net Cash Proceeds, as the case may be and (b) Permitted Acquisitions shall be excluded from Capital Expenditures.

      "Capital Lease" means any lease of any property by the Borrower or any of its Subsidiaries, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrower and its Subsidiaries.

      "Capital Stock" means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "Cash Equivalents" has the meaning assigned thereto in Section 11.3(c).

      "Change in Control" means the occurrence of any of the following events:

      (a) any "person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of shares representing 33% or more of the voting power represented by the capital stock of the Borrower; or

      (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Borrower was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

      "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

      "Charterhouse" means Charterhouse Equity Partners III, L.P.

      "Closing Date" means the date of this Agreement or such later Business Day upon which each condition described in Section 6.2 shall be satisfied or waived in all respects in a manner acceptable to the Administrative Agent, in its sole discretion.

      "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or modified from time to time.

      "Collateral" means the collateral security for the Obligations pledged or granted pursuant to the Security Documents.

      "Collateral Agreement" means the collateral agreement of even date executed by the Credit Parties in favor of the Administrative Agent for the benefit of itself and the Lenders, substantially in the form of EXHIBIT I, as amended, restated, supplemented or otherwise modified from time to time.

      "Commitment" means, as to any Lender, the sum of such Lender's Revolving Credit Commitment and Incremental Term Loan Commitment, as applicable, as set forth in the Register, as the same may be increased, reduced or modified at any time or from time to time pursuant to the terms hereof, including, without limitation, pursuant to Section 2.7 or Section 4.1, as applicable.

      "Commitment Fee Rate" shall have the meaning assigned thereto in Section 5.3(a).

      "Commitment Percentage" means, as to any Lender, such Lender's Revolving Credit Commitment Percentage or Incremental Term Loan Commitment Percentage, as applicable.

      "Consolidated" means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

      "Consolidated EBITDA" means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP: (a) Consolidated Net Income for such period plus (b) the sum of the following to the extent deducted in determining Consolidated Net Income: (i) the provision for taxes based on income or profits or utilized in computing net loss, (ii) Consolidated Interest Expense, (iii) depreciation, (iv) amortization, (v) any other non-cash charges (other than any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), and (vi) fees and expenses related to any Equity Issuance or Debt Issuance, less (c) the sum of all non-cash items included in Consolidated Net Income for such period (other than any such non-cash items to the extent that it will result in the receipt of cash payments in any future period) plus (d) the charge taken by the Borrower in connection with the increase in liability insurance reserves in the fiscal quarter ending June 30, 2005 in an amount not to exceed

$5,300,000. For purposes of this Agreement, Consolidated EBITDA shall be adjusted on a pro forma basis, in a manner reasonably acceptable to the Administrative Agent, to include, as of the first day of any applicable period, any Permitted Acquisitions and any Asset Dispositions during such period, including any operating expense reductions for such period permitted to be reflected in financial statements by Regulation S-X under the Exchange Act.

      "Consolidated Interest Expense" means, with respect to the Borrower and its Subsidiaries for any period, the gross interest expense of the Borrower and its Subsidiaries, all determined for such period on a Consolidated basis, without duplication, in accordance with GAAP, plus, to the extent not included in such total interest expense, and to the extent incurred by the Borrower or its Subsidiaries during such period, (a) interest expense attributable to Capital Leases; (b) other than with respect to the Commitments or with respect to the commitments under the Existing Credit Agreement, amortization of debt discount and debt issuance cost, including commitment fees; (c) capitalized interest; (d) non-cash interest expense; (e) commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptance financing; (f) net costs associated with Net Hedging Obligations (including amortization of fees); (g) interest incurred in connection with investments in discontinued operations; and (h) interest accruing on Indebtedness of any other Person to the extent such interest is a Guaranty Obligation of the Borrower or any of its Subsidiaries. For purposes of this Agreement, Consolidated Interest Expense shall be adjusted on a pro forma basis, in a manner reasonably acceptable to the Administrative Agent, to include, as of the first day of any applicable period, any Permitted Acquisitions during such period.

      "Consolidated Net Income" means, with respect to the Borrower and its Subsidiaries, for any period of determination, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP; provided that there shall be excluded from Consolidated Net Income (a) the income (or loss) of any Person (other than the Borrower or any Wholly-Owned Subsidiary of the Borrower) except that (i) the Borrower's or any of its Wholly-Owned Subsidiary's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Borrower or any Wholly-Owned Subsidiary thereof as a dividend or other distribution and (ii) the Borrower's or any of its Wholly-Owned Subsidiary's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income; (b) any gain or loss realized upon any Asset Disposition; provided, that any tax benefit or tax liability resulting therefrom shall also be excluded in calculating such Consolidated Net Income; (c) any extraordinary gain or loss; provided, that any tax benefit or tax liability resulting therefrom shall also be excluded in calculating such Consolidated Net Income;(d) the cumulative effect of a change in accounting principles; and (e) any non-cash compensation expense realized for grants of performance shares, stock options or other stock awards to officers, directors and employees of the Borrower or its Subsidiaries.

      "Consolidated Total Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness (excluding up to $7,500,000 of Indebtedness in connection with any undrawn letters of credit) on such date to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date.

      "Consolidated Total Indebtedness" means, as of any date of determination with respect to the Borrower and its Subsidiaries on a Consolidated basis without duplication, the sum of all Indebtedness of the Borrower and its Subsidiaries.

      "Credit Facility" means, collectively, the Revolving Credit Facility, the Incremental Term Loan Facility, the Swingline Facility and the L/C Facility.

      "Credit Parties" means, collectively, the Borrower and the Subsidiary Guarantors.

      "Debt Issuance" shall mean the issuance of any Indebtedness for borrowed money by the Borrower or any of its Subsidiaries. The term "Debt Issuance" shall not include (i) any Asset Disposition or (ii) any Equity Issuance.

      "Debt Rating" means, as of any date of determination, the rating as determined by either S&P or Moody's of the Borrower's non-credit-enhanced, senior secured long-term debt.

      "Default" means any of the events specified in Section 12.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

      "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Revolving Credit Loans, the Incremental Term Loan (if applicable), participations in L/C Obligations or participations in Swingline Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless such amount is the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

      "Dispute" means any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any other Loan Document, between or among parties hereto and to the other Loan Documents.

      "Divisional Build-Up Financial Report" means a quarterly financial report provided by the Borrower to the Administrative Agent and the Lenders in substantially the form of EXHIBIT J or any other form approved by the Administrative Agent.

      "Dollars" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

      "Domestic Subsidiary" means any Subsidiary organized under the laws of any political subdivision of the United States.

      "Eligible Assignee" means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) in the case of any assignment of a Revolving Credit Commitment, the Swingline Lender and the Issuing Lender, and
(iii) unless a Default or Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed);

provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Subsidiaries.

      "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA subject to Title IV of ERISA (other than a Multiemployer Plan) which (a) is maintained for employees of any Credit Party or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained by a Credit Party or any current or former ERISA Affiliate.

      "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.

      "Environmental Laws" means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, permits, licenses, approvals, written and binding interpretations and final orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

      "Equity Issuance" means any issuance by the Borrower or any Subsidiary to any Person which is not a Credit Party of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity. The term "Equity Issuance" shall not include (i) any Asset Disposition or (ii) any Debt Issuance.

      "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

      "ERISA Affiliate" means any Person who together with any Credit Party is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

      "Eurodollar Reserve Percentage" means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

      "Event of Default" means any of the events specified in Section 12.1; provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which the Lender does business, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 5.12(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 5.11(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 5.11(a).

      "Existing Credit Agreement" means that certain Credit Agreement dated as of June 5, 2003 by and among the Borrower, the guarantors party thereto, the lenders party thereto, Citigroup Global Markets Inc., as sole bookrunner and joint lead arranger, Wachovia Securities LLC, as joint lead arranger, Citicorp USA, Inc., as administrative agent, collateral agent, issuing bank and swingline lender, Wachovia Bank, National Association, as syndication agent, and General Electric Capital Corporation, Key Corporate Capital Inc., Lasalle Bank N.A., and Suntrust Bank, as documentation agents, as amended prior to the date hereof.

      "Extensions of Credit" means, as to any Lender at any time, (a) an amount equal to the sum of (i) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (ii) such Lender's Revolving Credit Commitment Percentage of the L/C Obligations then outstanding, (iii) such Lender's Revolving Credit Commitment Percentage of the Swingline Loans then outstanding and (iv) the aggregate principal amount of any Incremental Term Loan made by such Lender then outstanding, or (b) the making of any Loan or participation in any Letter of Credit by such Lender, as the context requires.

      "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

      "Federal Funds Rate" means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. Rates for weekends or holidays shall be the same as the rate for the most immediately preceding Business Day.

      "Fee Letter" means the separate engagement letter agreement executed by the Borrower and the Administrative Agent and/or certain of its affiliates dated September 30, 2005.

      "Fiscal Year" means the fiscal year of the Borrower and its Subsidiaries ending on December 31.

      "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

      "Foreign Subsidiary" means any Subsidiary that is not a Domestic
Subsidiary.

      "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Borrower and its Subsidiaries throughout the period indicated and (subject to Section 14.9) consistent with the prior financial practice of the Borrower and its Subsidiaries.

      "Governmental Approvals" means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

      "Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central
Bank).

      "Guaranty Obligation" means, with respect to the Borrower and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

      "Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) which are deemed to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties, (e) which are contained in underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (f) which contain, without limitation, friable asbestos, polychlorinated biphenyls in amounts that are regulated under applicable Environmental Laws, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

      "Hedging Agreement" means any agreement with respect to any Interest Rate Contract, forward rate agreement, commodity swap, forward foreign exchange agreement, currency swap agreement, cross-currency rate swap agreement, currency option agreement or other agreement or arrangement designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices, all as amended, restated, supplemented or otherwise modified from time to time.

      "Hedging Obligations" means all existing or future payment and other obligations owing by the Borrower under any Hedging Agreement (which such Hedging Agreement is permitted hereunder) with any Person that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is executed.

      "Incremental Revolving Credit Commitment Effective Date" means the date, which shall be a Business Day, on or before the Revolving Credit Maturity Date, but no earlier than thirty (30) days after the date of delivery of the applicable Incremental Revolving Credit Commitment Notification, on which each of the applicable increases to the Revolving Credit Commitment shall become effective pursuant to Section 2.7.

      "Incremental Revolving Credit Commitment Notification" has the meaning assigned thereto in Section 2.7.

      "Incremental Term Loan Agreement" means each agreement executed pursuant to Section 4.1(c) by the Borrower and an existing Lender or a Person not theretofore a Lender, as applicable, and acknowledged by the Administrative Agent and each Guarantor, providing for an Incremental Term Loan hereunder, acknowledging that any Person not theretofore a Lender shall be a party hereto and have the rights and obligations of a Lender hereunder, and setting forth the Incremental Term Loan Commitment of such Lender.

      "Incremental Term Loan Commitment" means (a) as to any Lender, the obligation of such Lender to make Incremental Term Loans, as applicable, to the account of the Borrower hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on the Register, as such amount may be increased, reduced or otherwise modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate obligations of all Lenders to make the Incremental Term Loans, as such amount may be increased, reduced or otherwise modified at any time or from time to time. The Incremental Term Loan Commitment of all Lenders as of the Closing Date shall be $0.

      "Incremental Term Loan Effective Date" means the date, which shall be a Business Day, on or before the Revolving Credit Maturity Date, but no earlier than thirty (30) days after the date of delivery of the applicable Incremental Term Loan Notification, on which each of the Incremental Term Loan Lenders make Incremental Term Loans to the Borrower pursuant to Section 4.1.

      "Incremental Term Loan Facility" means the incremental term loan facility established pursuant to Article IV.

      "Incremental Term Loan Lender" has the meaning assigned thereto in Section 4.1(b).

      "Incremental Term Loan Maturity Date" means the first to occur of (a) the Revolving Credit Maturity Date (or such later date as determined by the Borrower, the Administrative Agent and the applicable Incremental Term Loan Lenders) or (b) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 12.2(a).

      "Incremental Term Loan Notification" has the meaning assigned thereto in
Section 4.1.

      "Incremental Term Loan Percentage" means, as to any Lender, (a) prior to making the applicable Incremental Term Loans, the ratio of (i) the Incremental Term Loan Commitment of such Lender to (ii) the Incremental Term Loan Commitments of all Lenders and (b) after the applicable Incremental Term Loans are made, the ratio of (i) the outstanding principal balance of the applicable Incremental Term Loans held by such Lender to (ii) the aggregate outstanding principal balance of the Incremental Term Loans held by all Lenders.

      "Incremental Term Loans" means any incremental term loans made to the Borrower pursuant to Section 4.1, and all such incremental term loans collectively as the context requires

      "Incremental Term Note" means a promissory note made by the Borrower in favor of a Lender evidencing the portion of the Incremental Term Loans made by such Lender, substantially in the form of EXHIBIT A-3 hereto, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

      "Indebtedness" means, with respect to the Borrower and its Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with GAAP:

      (a) all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person;

      (b) all obligations to pay the deferred purchase price of property or services of any such Person (including, without limitation, all obligations under non-competition, earn-out or similar agreements which are probable or likely; provided, however, that, to the extent and at the time any such non-competition, earn-out or similar obligation is deemed probable or likely, such obligation shall immediately constitute Indebtedness), except trade payables arising in the ordinary course of business not more than ninety (90) days past due;

      (c) the Attributable Indebtedness of such Person with respect to such Person's obligations in respect of Capital Leases and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP);

      (d) all Indebtedness of any other Person secured by a Lien on any asset owned by the Borrower or any Subsidiary (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

      (e) all Guaranty Obligations of any such Person;

      (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including, without limitation, any Reimbursement Obligation, and banker's acceptances issued for the account of any such Person;

      (g) all obligations of any such Person to redeem, repurchase, exchange, defease or otherwise make payments in respect of Capital Stock of such Person (other than stock options, warrants, stock repurchases and other similar plans in the ordinary course of business); and

      (h) all Net Hedging Obligations.

      For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

      "Indemnified Taxes" means Taxes and Other Taxes other than Excluded Taxes.

      "Insurance and Condemnation Event" means the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets.

      "Interest Period" has the meaning assigned thereto in Section 5.1(b).

      "Interest Rate Contract" means any interest rate swap agreement, interest rate cap agreement, interest rate floor agreement, interest rate collar agreement, interest rate option or any other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Person and any confirming letter executed pursuant to such agreement, all as amended, restated, supplemented or otherwise modified from time to time.

      "ISP98" means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.

      "Issuing Lender" means Wachovia, in its capacity as issuer of any Letter of Credit, or any successor thereto.

      "L/C Commitment" means the lesser of (a) Thirty-Five Million Dollars ($35,000,000) and (b) the Revolving Credit Commitment.

      "L/C Facility" means the letter of credit facility established pursuant to
Article III.

      "L/C Obligations" means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

      "L/C Participants" means the collective reference to all the Lenders other than the Issuing Lender.

      "Lender" means each Person executing this Agreement as a Lender (including, without limitation, the Issuing Lender and the Swingline Lender unless the context otherwise requires) set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 14.10.

      "Lender Addition and Acknowledgment Agreement" means each agreement executed pursuant to Section 2.7 by the Borrower and an existing Lender or a Person not theretofore a Lender, as applicable, and acknowledged by the Administrative Agent and each Guarantor, providing for an increase in the Revolving Credit Commitment hereunder, acknowledging that any Person not theretofore a Lender shall be a party hereto and have the rights and obligations of a Lender hereunder, and setting forth the Revolving Credit Commitment of such Lender.

      "Lending Office" with respect to any Lender, the office of such Lender maintaining such Lender's Revolving Credit Commitment Percentage or Incremental Term Loan Percentage, as applicable, of the Extensions of Credit.

      "Letter of Credit Application" means an application, in the form specified by the Issuing Lender from time to time, requesting the Issuing Lender to issue a Letter of Credit.

      "Letters of Credit" has the meaning assigned thereto in Section 3.1.

      "LIBOR" means the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to the applicable Interest Period which appears on the Telerate Page 3750 at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest 1/100th of 1%). If, for any reason, such rate does not appear on Telerate Page 3750, then "LIBOR" shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such

Interest Period. Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

      "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

                                          LIBOR
                LIBOR Rate = ----------------------------------
                             1.00-Eurodollar Reserve Percentage

      "LIBOR Rate Loan" means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 5.1(a).

      "Lien" means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

      "Loan Documents" means, collectively, this Agreement, each Note, the Letter of Credit Applications, the Subsidiary Guaranty Agreement, the Security Documents, any Lender Addition and Acknowledgment Agreements, any Incremental Term Loan Agreements, and each other document, certificate and agreement required to be executed by the Borrower or any Subsidiary thereof pursuant to this Agreement (excluding any Hedging Agreement), all as may be amended, restated, supplemented or otherwise modified from time to time.

      "Loans" means the collective reference to the Revolving Credit Loans, the Incremental Term Loans and the Swingline Loans and "Loan" means any of such Loans.

      "Material Adverse Effect" means (a) a material adverse change in the business, assets, operations, properties, condition (financial or otherwise), prospects or Material Contracts of the Borrower and the Subsidiaries, taken as a whole, since December 31, 2004; (b) material impairment of the ability of any Credit Party to perform any of its obligations under any Loan Document to which it is a party; or (c) material impairment of the rights of or benefits available to the Lenders under any Loan Document.

      "Material Contract" means any and all contracts or agreements required to be filed under exhibits 1, 2 (only to the extent that any such contract or agreement under exhibits 1 or 2 have continuing obligations (other than contingent liabilities)), 4, 9 and 10 of the Borrower's filings with the Securities and Exchange Commission under the Exchange Act.

      "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

      "MSDW Funds" means Morgan Stanley Dean Witter Capital Partners IV, L.P., MSDW IV 892 Investors, L.P., Morgan Stanley Dean Witter Capital Investors IV, L.P., Morgan Stanley Venture Partners III, L.P., Morgan Stanley Venture Investors III, L.P., and The Morgan Stanley Venture Partners Entrepreneur Fund, L.P.

      "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding six (6) years.

      "Net Cash Proceeds" means, as applicable, (a) with respect to any Asset Disposition by any Credit Party, the gross cash proceeds received by the Borrower or any of its Subsidiaries from such sale less the sum of (i) all income taxes and other taxes assessed by a Governmental Authority having jurisdiction over the Borrower or any of its Subsidiaries as a result of such sale, (ii) any fees and expenses incurred in connection with such sale, (iii) the principal amount of, premium, if any, and interest on any Indebtedness on the asset (or a portion thereof) sold, which Indebtedness is required to be repaid in connection with such sale and (iv) amounts provided as escrows or holdbacks against any liabilities under any indemnification obligations associated with such Assets Disposition; provided, however, that, to the extent and at the time any such amounts are released from such escrow or holdback to the Borrower or any of its Subsidiaries, such amounts constitute Net Cash Proceeds, (b) with respect to any Equity Issuance or Debt Issuance, the gross cash proceeds received by the Borrower or any of its Subsidiaries therefrom less all legal, underwriting, discounts, commissions and other fees and expenses incurred in connection therewith and (c) with respect to any payment under an insurance policy or in connection with a condemnation proceeding, the gross cash proceeds received by the Borrower or its Subsidiaries from an insurance company or Governmental Authority, as applicable, less the sum of (i) all fees and expenses in connection therewith and (ii) the principal amount of, premium, if any, and interest on any Indebtedness on the asset (or a portion thereof) subject to such loss or condemnation proceeding, which Indebtedness is required to be repaid in connection with such loss or condemnation proceeding.

      "Net Hedging Obligations" means, as of any date, the Termination Value of any such Hedging Agreement on such date.

      "Notes" means the collective reference to the Revolving Credit Notes, the Swingline Note and the Incremental Term Notes.

      "Notice of Account Designation" has the meaning assigned thereto in
Section 2.3(b).

      "Notice of Borrowing" has the meaning assigned thereto in Section 2.3(a).

      "Notice of Conversion/Continuation" has the meaning assigned thereto in
Section 5.2.

      "Notice of Prepayment" has the meaning assigned thereto in Section 2.4(c).

      "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations, (c) all Hedging Obligations and (d) all other fees and commissions (including attorneys' fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent, in each case under any Loan Document or otherwise, with respect to any Loan or Letter of Credit of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note.

      "OFAC" means the U.S. Department of the Treasury's Office of Foreign Assets Control.

      "OFAC Affiliate" means, with respect to any Person, any other Person (other than a Subsidiary of the Borrower) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

      "Officer's Compliance Certificate" means a certificate of the chief financial officer or the treasurer of the Borrower substantially in the form of EXHIBIT F.

      "Operating Lease" means, as to any Person as determined in accordance with GAAP, any lease of property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.

      "Other Taxes" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

      "Participant" has the meaning assigned thereto in Section 14.10(d).

      "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

      "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained for the employees of the Borrower or any ERISA Affiliates or (b) has at any time within the preceding six (6) years been maintained for the employees of the Borrower or any of its current or former ERISA Affiliates.

      "Permitted Acquisition" means an Asset Acquisition or a Stock Acquisition which in either case satisfies each of the following conditions:

      (a) the Administrative Agent shall receive at least thirty (30) days' prior written notice of such proposed Permitted Acquisition, which notice shall include a detailed description of such proposed Permitted Acquisition including, without limitation, financial statements of the Target and a description of the business rationale of such acquisition;

      (b) with respect to any single acquisition or series of related acquisitions, at least seventy-five percent (75%) of the revenues of the Target for the four fiscal quarters most recently ended shall be attributable to operations located in the United States;

      (c) in the case of an Asset Acquisition, such assets shall comprise a business, or assets of a business, of a type which is the same line of business as the Borrower, or which is a related or complementary business to that of the Borrower; and in the case of a Stock Acquisition, the business of the Target shall be of a type which is the same line of business as that of the Borrower, or which is a related or complementary business to that of the Borrower;

provided, however, that no such acquisition would require the Administrative Agent or any Lender to obtain regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents other than approvals required for the exercise of such rights and remedies with respect to the Borrower prior to such Permitted Acquisition;

      (d) in the case of a Stock Acquisition, after giving effect thereto, the Target will either be merged with and into the Borrower, or shall be a Wholly-Owned Subsidiary of the Borrower; provided, however, that management and pre-acquisition holders of the Capital Stock of the Target may own up to ten percent (10%) in the aggregate of the Capital Stock of such Subsidiary following such Permitted Acquisition;

      (e) in the case of a Stock Acquisition, such Permitted Acquisition shall be consensual and shall have been approved by the Target's board of directors or equivalent governing body;

      (f) no additional Indebtedness, Guaranty Obligations, or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of the Borrower after giving effect to such Permitted Acquisition, except
(i) Indebtedness permitted under Section 11.1, (ii) operating leases, (iii) ordinary course trade payables and accrued expenses of the Target, and (iv) Indebtedness consisting of Extensions of Credit incurred in contemplation of such acquisition for the purpose of financing such acquisition;

      (g) the sum of all amounts paid or payable in cash in connection with (i) any single Permitted Acquisition (including all transaction costs and all Indebtedness and Guaranty Obligations (including any obligations to make earn-out payments or deferred payments which are probable or likely) incurred or assumed in connection therewith (whether or not reflected on a consolidated balance sheet of the Borrower) after giving effect to the Permitted Acquisition) shall not exceed $25,000,000 and (ii) the aggregate amounts paid or payable for all Permitted Acquisitions shall not exceed $75,000,000 during the term of this Agreement;

      (h) the business and assets acquired in such Permitted Acquisition shall be free and clear of all Liens (other than Permitted Liens);

      (i) concurrently with delivery of the notice referred to in clause (a), the Borrower shall have delivered to the Administrative Agent a pro forma consolidated balance sheet and statement of income of the Borrower and its Subsidiaries (the "Acquisition Pro Forma Financial Statements"), based on financial data for the period of four fiscal quarters most recently ended and giving pro forma effect to (i) such Permitted Acquisition, (ii) any related incurrences of Indebtedness and (iii) any operating expense reductions permitted to be reflected in financial statements by Regulation S-X under the Exchange Act, in each case as if they had occurred at the beginning of such period, and such Acquisition Pro Forma Financial Statements shall reflect that, on a pro forma basis, no Event of Default shall have occurred and be continuing or would result after giving effect to such Permitted Acquisition; provided, however, that the requirements of this clause (i) shall not apply if, in the case of an Asset Acquisition, a Subsidiary that had owned, directly or indirectly, only such assets as of the most recent fiscal quarter end for which financial statements have been delivered or, in the case of a Stock Acquisition, the Target, if it had been a

Subsidiary of the Borrower as of the most recent fiscal quarter end for which financial statements have been delivered, would not have been considered a Significant Subsidiary of the Borrower;

      (j) the Borrower shall have delivered a certificate of the Chief Financial Officer of the Borrower to the effect that: (i) the Borrower will be Solvent upon the consummation of the Permitted Acquisition and (ii) the Acquisition Pro Forma Financial Statements fairly present in all material respects the financial condition of the Borrower and the Subsidiaries (on a consolidated basis) as of the date thereof after giving effect to the Permitted Acquisition; provided, however, that the requirements of this clause (j) shall not apply if, in the case of an Asset Acquisition, a Subsidiary of the Borrower that had owned, directly or indirectly, only such assets as of the most recent fiscal quarter end for which financial statements have been delivered or, in the case of a Stock Acquisition, the Target, if it had been a Subsidiary of the Borrower as of the most recent fiscal quarter end for which financial statements have been delivered, would not have been considered a Significant Subsidiary of the Borrower;

      (k) except where substantially all of the consideration for such acquisition consists of common stock of the Borrower, on or prior to the date of such Permitted Acquisition, the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, all opinions, certificates, lien search results and other documents reasonably requested by the Administrative Agent (including, without limitation, all documents required pursuant to Section 9.11 to be delivered at the time required pursuant to Section 9.11);

      (l) the Administrative Agent and the Lenders shall have received Phase I environmental reports (reasonably satisfactory in scope and substance to the Administrative Agent) with respect to any owned property to be acquired;

      (m) at the time of such Permitted Acquisition and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; ; and

      (n) as of the proposed closing date of the Permitted Acquisition and after giving effect thereto and any Extensions of Credit made or to be made in connection therewith, the Borrower shall have demonstrated to the Administrative Agent that Consolidated Total Leverage Ratio is at least 0.25 below the applicable ratio set forth in Section 10.1.

      Notwithstanding the immediately preceding clauses (a)-(n), an Asset Acquisition or a Stock Acquisition will be deemed a Permitted Acquisition if approved in writing by the Required Lenders.

      "Permitted Holder" means (a) Charterhouse or any entity controlled by the principals of Charterhouse Group, Inc. and (b) MSDW Funds or any entity controlled by the principals of the private equity group of Morgan Stanley Dean Witter & Co.

      "Permitted Liens" means the Liens permitted pursuant to Section 11.2.

      "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, government, or any agency or political subdivison or other entity.

      "Prime Rate" means, at any time, the rate of interest per annum publicly announced from time to time by Wachovia as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by Wachovia as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

      "Register" has the meaning assigned thereto in Section 14.10(c).

      "Reimbursement Obligation" means the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

      "Related Parties" means, with respect to any Person, such Person's Affiliates and the directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

      "Required Lenders" means, at any date, any combination of Lenders whose Commitments aggregate more than fifty percent (50%) of the Aggregate Commitment or, if the Commitments have been terminated pursuant to Section 12.2, any combination of Lenders holding more than fifty percent (50%) of the aggregate Extensions of Credit; provided that the Commitment of, and the portion of the Extensions of Credit, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

      "Responsible Officer" means the chief executive officer, president, chief financial officer, controller, treasurer, assistant treasurer, secretary or assistant secretary of a Credit Party or any other officer of a Credit Party reasonably acceptable to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

      "Revolving Credit Commitment" means (a) as to any Revolving Credit Lender, the obligation of such Revolving Credit Lender to make Revolving Credit Loans to the account of the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender's name on the Register, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof and (b) as to all Revolving Credit Lenders, the aggregate commitment of all Revolving Credit Lenders to make Revolving Credit Loans, as such amount may be reduced at any time or from time to time pursuant to the terms hereof, in each case, including, without limitation, pursuant to Section 2.7 hereof. The Revolving Credit Commitment of all Revolving Credit Lenders on the Closing Date shall be Seventy-Five Million Dollars ($75,000,000).

      "Revolving Credit Commitment Percentage" means, as to any Revolving Lender at any time, the ratio of (a) the amount of the Revolving Credit Commitment of such Revolving Credit Lender to (b) the Revolving Credit Commitments of all Revolving Credit Lenders.

      "Revolving Credit Facility" means the revolving credit facility established pursuant to Article II.

      "Revolving Credit Lenders" means Lenders with a Revolving Credit
Commitment.

      "Revolving Credit Loans" means any revolving loan made to the Borrower pursuant to Section 2.1, and all such revolving loans collectively as the context requires.

      "Revolving Credit Maturity Date" means the earliest to occur of (a) November 10, 2010, (b) the date of termination by the Borrower pursuant to
Section 2.5(a)(i) or (c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 12.2(a).

      "Revolving Credit Note" means a promissory note made by the Borrower in favor of a Lender evidencing the Revolving Credit Loans made by such Lender, substantially in the form of EXHIBIT A-1, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

      "Sanctioned Entity" shall mean (i) an agency of the government of, (ii) an organization directly or indirectly controlled by, or (iii) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/sanctions/index.html, or as otherwise published from time to time as such program may be applicable to such agency, organization or person.

      "Sanctioned Person" shall mean a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.html, or as otherwise published from time to time.

      "Security Documents" means the collective reference to the Collateral Agreement and each other "record" (as such term is defined in the UCC) pursuant to which any Credit Party purports to pledge or grant a security interest in any property or assets securing the Obligations or any such Credit Party purports to guaranty the payment and/or performance of the Obligations, in each case, as amended, restated, supplemented or otherwise modified from time to time.

      "Significant Subsidiary" means a significant subsidiary as such term is used in Regulation S-X under the Exchange Act.

      "Solvent" means, as to the Borrower and its Subsidiaries on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) has assets having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

      "Stock Acquisition" means an acquisition of Capital Stock of any Person.

      "Subordinated Indebtedness" means the collective reference to any Indebtedness of the Borrower or any Subsidiary contractually subordinated in right and time of payment to the Obligations and containing such other terms and conditions, in each case as are satisfactory to the Required Lenders.

      "Subsidiary" means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Borrower.

      "Subsidiary Guarantors" means each direct or indirect Subsidiary of the Borrower in existence on the Closing Date or which becomes a party to a Subsidiary Guaranty Agreement pursuant to Section 9.11.

      "Subsidiary Guaranty Agreement" means the unconditional guaranty agreement of even date executed by the Subsidiary Guarantors in favor of the Administrative Agent for the ratable benefit of itself and the Lenders, substantially in the form of EXHIBIT H, as amended, restated, supplemented or otherwise modified from time to time.

      "Swingline Commitment" means the lesser of (a) Ten Million Dollars ($10,000,000) and (b) the Revolving Credit Commitment.

      "Swingline Facility" means the swingline facility established pursuant to
Section 2.2.

      "Swingline Lender" means Wachovia in its capacity as swingline lender hereunder.

      "Swingline Loan" means any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.2, and all such swingline loans collectively as the context requires.

      "Swingline Note" means a promissory note made by the Borrower in favor of the Swingline Lender evidencing the Swingline Loans made by the Swingline Lender, substantially in the form of EXHIBIT A-2, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

      "Swingline Termination Date" means the first to occur of (a) the resignation of Wachovia as Administrative Agent in accordance with Section 13.6 (to the extent the new Administrative Agent appointed pursuant to Section 13.6 does not agree to succeed the Administrative Agent as Swingline Lender) and (b) the Revolving Credit Maturity Date.

      "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP.

      "Target" means a person whose Capital Stock is the subject of a proposed Permitted Acquisition.

      "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority having jurisdiction over a Person, including any interest, additions to tax or penalties applicable thereto.

      "Termination Event" means except for any such event or condition that could not reasonably be expected to have a Material Adverse Effect: (a) a "Reportable Event" described in Section 4043 of ERISA for which the notice requirement has not been waived by the PBGC, or (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or
(c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to
Section 412 of the Code or Section 302 of ERISA, or (g) the partial or complete withdrawal of the Borrower of any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted by such plan, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under
Section 4042 of ERISA.

      "Termination Value" means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender).

      "UCC" means the Uniform Commercial Code as in effect in the State of New York, as amended or modified from time to time.

      "Uniform Customs" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), effective January, 1994 International Chamber of Commerce Publication No. 500.

      "United States" means the United States of America.

      "Wachovia" means Wachovia Bank, National Association, a national banking association, and its successors.

      "Wholly-Owned" means, with respect to a Subsidiary, that all of the shares of Capital Stock of such Subsidiary are, directly or indirectly, owned or controlled by the Borrower and/or one or more of its Wholly-Owned Subsidiaries (except for directors' qualifying shares or other shares required by Applicable Law to be owned by a Person other than the Borrower).

      SECTION 1.2 Other Definitions and Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (d) the word "will" shall be construed to have the same meaning and effect as the word "shall", (e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (f) any reference herein to any Person shall be construed to include such Person's permitted successors and assigns, (g) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (h) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (i) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (j) in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including", and (k) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

      SECTION 1.3 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements required by Section 8.1(b), except as otherwise specifically prescribed herein.

      SECTION 1.4 UCC Terms. Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term "UCC" refers, as of any date of determination, to the UCC then in effect.

      SECTION 1.5 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

      SECTION 1.6 References to Agreement and Laws. Unless otherwise expressly provided herein, (a) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

      SECTION 1.7 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

      SECTION 1.8 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

                                   ARTICLE II

                            REVOLVING CREDIT FACILITY

      SECTION 2.1 Revolving Credit Loans. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties set forth herein, each Revolving Credit Lender severally agrees to make Revolving Credit Loans to the Borrower from time to time from the Closing Date through, but not including, the Revolving Credit Maturity Date as requested by the Borrower in accordance with the terms of Section 2.3; provided, that (a) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) shall not exceed the Revolving Credit Commitment less the sum of all outstanding Swingline Loans and outstanding L/C Obligations and (b) the principal amount of outstanding Revolving Credit Loans from any Revolving Credit Lender to the Borrower shall not at any time exceed such Revolving Credit Lender's Revolving Credit Commitment less such Revolving Credit Lender's Revolving Credit Commitment Percentage of outstanding L/C Obligations and outstanding Swingline Loans. Each Revolving Credit Loan by a Revolving Credit Lender shall be in a principal amount equal to such Revolving Lender's Revolving Credit Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Maturity Date.

      SECTION 2.2 Swingline Loans.

      (a) Availability. Subject to the terms and conditions of this Agreement, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time from the Closing Date through, but not including, the Swingline Termination Date; provided, that the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested), shall not exceed the lesser of (i) the Revolving Credit Commitment less the sum of all outstanding Revolving Credit Loans and the L/C Obligations and (ii) the Swingline Commitment.

      (b) Refunding.

            (i) Swingline Loans shall be refunded by the Revolving Credit Lenders on demand by the Swingline Lender. Such refundings shall be made by the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitment Percentages and shall thereafter be reflected as Revolving Credit Loans of the Revolving Credit Lenders on the books and records of the Administrative Agent. Each Revolving Credit Lender shall fund its respective Revolving Credit Commitment Percentage of Revolving Credit Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 2:00 p.m. on the next succeeding Business Day after such demand is made. No Revolving Credit Lender's obligation to fund its respective Revolving Credit Commitment Percentage of a Swingline Loan shall be affected by any other Revolving Credit Lender's failure to fund its Revolving Credit Commitment Percentage of a Swingline Loan, nor shall any Revolving Credit Lender's Revolving Credit Commitment Percentage be increased as a result of any such failure of any other Revolving Credit Lender to fund its Revolving Credit Commitment Percentage of a Swingline Loan.

            (ii) The Borrower shall pay to the Swingline Lender on demand the amount of such Swingline Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, the Borrower hereby authorizes the Administrative Agent to charge any account maintained by the Borrower with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the amount so recovered shall be ratably shared among all the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitment Percentages (unless the amounts so recovered by or on behalf of the Borrower pertain to a Swingline Loan extended after the occurrence and during the continuance of an Event of Default of which the Administrative Agent has received notice in the manner required pursuant to Section 13.3 and which such Event of Default has not been waived by the Required Lenders or the Lenders, as applicable).

            (iii) Each Revolving Credit Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this
Section is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Article VI. Further, each Revolving Credit Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Loans pursuant to this Section, one of the events described in Section 12.1(j) or (k) shall have occurred, each Revolving Credit Lender will, on the date the applicable Revolving Credit Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Revolving Credit Commitment Percentage of the aggregate amount of such Swingline Loan. Each Revolving Credit Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Revolving Credit Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Revolving Credit Lender such Revolving Credit Lender's participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's participating interest was outstanding and funded).

      SECTION 2.3 Procedure for Advances of Revolving Credit Loans and Swingline Loans.

      (a) Requests for Borrowing. The Borrower shall give the Administrative Agent irrevocable prior written notice substantially in the form of EXHIBIT B (a "Notice of Borrowing") not later than 12:00 p.m. (i) on the same Business Day for each Base Rate Loan and each Swingline Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be, (x) with respect to Base Rate Loans (other than Swingline Loans), (1) in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof or (2) equal to the remaining available balance of the applicable Commitments, (y) with respect to LIBOR Rate Loans in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof and (z) with respect to Swingline Loans in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, (C) whether such Loan is to be a Revolving Credit Loan or Swingline Loan, (D) in the case of a Revolving Credit Loan whether the Loans are to be LIBOR Rate Loans or Base Rate Loans, and (E) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. A Notice of Borrowing received after 12:00 p.m. shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing.

      (b) Disbursement of Revolving Credit and Swingline Loans. Not later than 2:00 p.m. on the proposed borrowing date, (i) each Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender's Revolving Credit Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date and (ii) the Swingline Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the Swingline Loans to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section in immediately available funds by crediting or

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wiring such proceeds to the deposit account of the Borrower identified in the most recent notice substantially in the form of EXHIBIT C (a "Notice of Account Designation") delivered by the Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time. Subject to Section 5.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section to the extent that any Lender has not made available to the Administrative Agent its Revolving Credit Commitment Percentage of such Loan. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Revolving Credit Lenders as provided in
Section 2.2(b).

      SECTION 2.4 Repayment and Prepayment of Revolving Credit and Swingline Loans.

      (a) Repayment on Termination Date. The Borrower hereby agrees to repay the outstanding principal amount of (i) all Revolving Credit Loans in full on the Revolving Credit Maturity Date, and (ii) all Swingline Loans in accordance with
Section 2.2(b), together, in each case, with all accrued but unpaid interest thereon.

      (b) Mandatory Prepayments. If at any time the outstanding principal amount of all Revolving Credit Loans plus the sum of all outstanding Swingline Loans and L/C Obligations exceeds the Revolving Credit Commitment, the Borrower agrees to repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, an amount equal to such excess with each such repayment applied first to the principal amount of outstanding Swingline Loans, second to the principal amount of outstanding Revolving Credit Loans and third, with respect to any Letters of Credit then outstanding, a payment of cash collateral into a cash collateral account opened by the Administrative Agent, for the benefit of the Lenders in an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit (such cash collateral to be applied in accordance with Section 12.2(b)).

      (c) Optional Prepayments. The Borrower may at any time and from time to time prepay, without premium or penalty (except for amounts due under Section
5.9 hereof), Revolving Credit Loans and Swingline Loans, in whole or in part, with irrevocable prior written notice to the Administrative Agent substantially in the form of EXHIBIT D (a "Notice of Prepayment") given not later than 12:00 p.m. (i) on the same Business Day as each Base Rate Loan and each Swingline Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Rate Loans, Base Rate Loans, Swingline Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial prepayments shall be in an aggregate amount of $1,000,000 or a whole multiple of $100,000 in excess thereof with respect to Base Rate Loans (other than Swingline Loans), $1,000,000 or a whole multiple of $500,000 in excess thereof with respect to LIBOR Rate Loans and $100,000 or a whole multiple of $100,000 in excess thereof with respect to Swingline Loans. A Notice of Prepayment received after 12:00 p.m. shall be deemed received on the next Business Day. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

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

      (d) Limitation on Prepayment of LIBOR Rate Loans. The Borrower may not prepay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such prepayment is accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

      (e) Hedging Agreements. No repayment or prepayment pursuant to this Section shall affect any of the Borrower's obligations under any Hedging Agreement.

      SECTION 2.5 Permanent Reduction of the Revolving Credit Commitment.

      (a) Voluntary Reduction. The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the entire Revolving Credit Commitment at any time or (ii) portions of the Revolving Credit Commitment, from time to time, in an aggregate principal amount not less than $3,000,000 or any whole multiple of $1,000,000 in excess thereof. Any reduction of the Revolving Credit Commitments shall be applied to the Revolving Credit Commitment of each Revolving Credit Lender according to its Revolving Credit Commitment Percentage. All commitment fees accrued until the effective date of any termination of the Revolving Credit Commitments shall be paid on the effective date of such termination.

      (b) Corresponding Payment. Each permanent reduction permitted pursuant to
Section 2.5(a) or required pursuant to Section 2.4(b) shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans, Swingline Loans and L/C Obligations, as applicable, after such reduction to the Revolving Credit Commitment as so reduced and if the Revolving Credit Commitment as so reduced is less than the aggregate amount of all outstanding Letters of Credit, the Borrower shall be required to deposit cash collateral in a cash collateral account opened by the Administrative Agent in an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Such cash collateral shall be applied in accordance with Section 12.2(b). Any reduction of the Revolving Credit Commitment to zero shall be accompanied by payment of all outstanding Revolving Credit Loans and Swingline Loans (and furnishing of cash collateral satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Revolving Credit Commitment and the Swingline Commitment and the Revolving Credit Facility. Such cash collateral shall be applied in accordance with
Section 12.2(b). If the reduction of the Revolving Credit Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

      SECTION 2.6 Termination of Revolving Credit Facility. The Revolving Credit Facility shall terminate on the Revolving Credit Maturity Date.

      SECTION 2.7 Increase in Revolving Credit Commitment.

      (a) Subject to the conditions set forth below, at any time prior to the Revolving Credit Maturity Date, the Borrower, shall have the right upon not less than thirty (30) days' prior written notice (an "Incremental Revolving Credit Commitment Notification") to the

Administrative Agent to increase the Revolving Credit Commitment in an aggregate principal amount as may be specified by the Borrower. Such Incremental Revolving Credit Commitment Notification shall specify the applicable Incremental Revolving Credit Commitment Effective Date. The Borrower shall not deliver more than four (4) Incremental Revolving Credit Commitment Notifications during the term of this Agreement.

      (b) Increases in the Revolving Credit Commitment pursuant to this Section
2.7 shall be obtained from existing Lenders or from other banks, financial institutions or investment funds that qualify as Eligible Assignees (each such other bank, financial institution or investment fund, a "New Revolving Lender" and, collectively with the existing Lenders providing a portion of the proposed increase in the Revolving Credit Commitment pursuant to this Section 2.7, the "Incremental Revolving Credit Lenders"), in each case in accordance with this
Section 2.7; provided that no existing Lender shall have any obligation to increase its Revolving Credit Commitment pursuant to this Section 2.7 and the failure by any existing Lender to respond to a request for such increase shall be deemed to be a refusal of such request by such existing Lender.

      (c) The following terms and conditions shall apply to each increase in the Revolving Credit Commitment pursuant to this Section 2.7:

            (i) such increase in the Revolving Credit Commitment pursuant to this Section 2.7 (and any Revolving Credit Loans made thereunder) shall constitute Obligations of the Borrower and shall be secured and guaranteed with the other Extensions of Credit on a pari passu basis;

            (ii) the Borrower shall, upon the request of any Incremental Revolving Credit Lender, execute such Revolving Credit Notes as are necessary to reflect such Incremental Revolving Credit Lender's Revolving Credit Commitment;

            (iii) the Administrative Agent and the Lenders shall have received from the Borrower an Officer's Compliance Certificate, in form and substance reasonably satisfactory to the Administrative Agent, demonstrating that, as of the applicable Incremental Revolving Credit Commitment Effective Date and after giving effect thereto and any Extensions of Credit made or to be made in connection therewith, the Borrower and its Subsidiaries are in pro forma compliance with the financial covenants set forth in Article X;

            (iv) no Default or Event of Default shall have occurred and be continuing as of the applicable Incremental Revolving Credit Commitment Effective Date or after giving effect to such increase in the Revolving Credit Commitment pursuant to this Section 2.7;

            (v) the representations and warranties made by each Credit Party in this Agreement and the other Loan Documents shall be true and correct on and as of the applicable Incremental Revolving Credit Commitment Effective Date with the same effect as if made on and as of such date (other than those representations and warranties that by their terms speak as of a particular date, which representations and warranties shall be true and correct as of such particular date);

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

            (vi) the Administrative Agent shall have received a resolution duly adopted by the board of directors of each Credit Party authorizing such increase in the Revolving Credit Commitment pursuant to this Section 2.7;

            (vii) in no event shall the aggregate amount of all increases in the Revolving Credit Commitment pursuant to this Section 2.7 (including the requested increase) plus the aggregate principal amount of all Incremental Term Loans made pursuant to Section 4.1 exceed $50,000,000,

            (viii) the amount of such increase in the Revolving Credit Commitment pursuant to this Section 2.7 shall not be less than a minimum principal amount of $15,000,000, or, if less, the remaining amount permitted pursuant to clause (vii) above;

            (ix) the Borrower and each Incremental Revolving Credit Lender shall execute and deliver a Lender Addition and Acknowledgement Agreement to the Administrative Agent for its acceptance and recording in the Register, which shall be acknowledged by the Administrative Agent and each Guarantor and shall be in form and substance reasonably satisfactory to the Administrative Agent;

            (x) the Administrative Agent shall have received any documents or information in connection with such increase in the Revolving Credit Commitment pursuant to this Section 2.7 as it may request in its reasonable discretion; and

            (xi) the outstanding Revolving Credit Loans and Revolving Credit Commitment Percentages of L/C Obligations will be reallocated by the Administrative Agent on the applicable Incremental Revolving Credit Commitment Effective Date among the Lenders in accordance with their revised Revolving Credit Commitment Percentages (and the Lenders agree to make all payments and adjustments necessary to effect such reallocation and the Borrower shall pay any and all costs required pursuant to Section 5.9 in connection with such reallocation as if such reallocation were a repayment).

      (d) Notwithstanding the provisions of Section 14.2 to the contrary, the Administrative Agent is hereby authorized to execute and deliver amendment documentation evidencing such amendments (or any other amendments necessary to effectuate the proposed increase in the Revolving Credit Commitment pursuant to this Section 2.7 on the terms set forth above) on behalf of the Lenders; provided that such amendment shall not modify this Agreement or any other Loan Document in any manner materially adverse to any Lender without the consent of such Lenders adversely affected thereby in accordance with Section 14.2 hereof.

      (e) Upon the execution, delivery, acceptance and recording of the applicable Lender Addition and Acknowledgment Agreement, from and after the applicable Incremental Revolving Credit Commitment Effective Date, (i) each Incremental Revolving Credit Lender shall have a Revolving Credit Commitment as set forth in the Register and all the rights and obligations of a Lender with a Revolving Credit Commitment hereunder and (ii) all Revolving Credit Loans made on account of any increase in the Revolving Credit Commitment pursuant to this
Section 2.7 shall bear interest at the rate applicable to the Revolving Credit Loans immediately prior to giving effect to such increase in the Revolving Credit Commitment pursuant to this Section 2.7.

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

      (f) The Administrative Agent shall maintain a copy of each Lender Addition and Acknowledgment Agreement delivered to it in accordance with Section 14.10(c).

                                  ARTICLE III

                            LETTER OF CREDIT FACILITY

      SECTION 3.1 L/C Commitment. Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue standby letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day from the Closing Date through but not including the Revolving Credit Maturity Date in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations would exceed the L/C Commitment or (b) the aggregate principal amount of outstanding Revolving Credit Loans, plus the aggregate principal amount of outstanding Swingline Loans, plus the aggregate amount of L/C Obligations would exceed the Revolving Credit Commitment. Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $100,000, or such lesser amount as is acceptable to the Issuing Lender, (ii) be a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, incurred in the ordinary course of business, (iii) expire (including all rights of the Borrower or the beneficiary to require renewal thereof) on a date no more than twelve (12) months after the date of issuance or last renewal of such Letter of Credit, which date shall be no later than the fifth (5th) Business Day prior to the Revolving Credit Maturity Date but a Letter of Credit may by its terms be automatically renewable annually unless the Issuing Lender notifies the beneficiary thereof of its election not to renew such Letter of Credit (which the Issuing Lender agrees to do on and subject to the terms of Section 3.2(b)) and (iv) be subject to the Uniform Customs and/or ISP98, as set forth in the Letter of Credit Application or as determined by the Issuing Lender and, to the extent not inconsistent therewith, the laws of the State of New York. The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires.

      SECTION 3.2 Procedure for Issuance of Letters of Credit/Automatic Renewal.

      (a) The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at the Administrative Agent's Office a Letter of Credit Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Letter of Credit Application, the Issuing Lender shall process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and
Article VI, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original

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

of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall promptly furnish to the Borrower a copy of such Letter of Credit and promptly notify each Lender of the issuance and upon request by any Lender, furnish to such Lender a copy of such Letter of Credit and the amount of such Lender's participation therein.

      (b) If any Letter of Credit shall provide for the automatic renewal of the expiry date thereof, unless the Issuing Lender gives notice that such expiry date shall not be renewed, then the Issuing Lender shall allow such Letter of Credit to be renewed unless it shall have received, at least fifteen (15) days prior to the date on which such notice of nonrenewal must be delivered under such Letter of Credit (or such shorter period acceptable to the Issuing Lender)
(i) notice from the Administrative Agent that such Issuing Lender is not permitted pursuant to this Agreement to renew such Letter of Credit (or Letters of Credit generally), or (ii) notice from the Borrower that it does not want the Issuing Lender to renew such Letter of Credit.

      SECTION 3.3 Commissions and Other Charges.

      (a) Letter of Credit Commissions. The Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in an amount equal to the face amount of such Letter of Credit multiplied by the Applicable Margin with respect to Revolving Credit Loans that are LIBOR Rate Loans (determined on a per annum basis). Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter commencing with the first such date to occur after the issuance of such Letter of Credit, on the Revolving Credit Maturity Date and thereafter on demand of the Administrative Agent. The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all commissions received pursuant to this Section in accordance with their respective Revolving Credit Commitment Percentages.

      (b) Issuance Fee. In addition to the foregoing commission, the Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender, an issuance fee with respect to each Letter of Credit in an amount equal to the face amount of such Letter of Credit multiplied by one eighth of one percent (0.125%) per annum. Such issuance fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter commencing with the first such date to occur after the issuance of such Letter of Credit, on the Revolving Credit Maturity Date and thereafter on demand of the Administrative Agent.

      (c) Other Costs. In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are reasonably incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

      SECTION 3.4 L/C Participations.

      (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the

Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage in the Issuing Lender's obligations and rights under and in respect of each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower through a Revolving Credit Loan or otherwise in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

      (b) Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section, if the L/C Participants receive notice that any such payment is due (A) prior to 2:00 p.m. on any Business Day, such payment shall be due that Business Day, and (B) after 2:00 p.m. on any Business Day, such payment shall be due on the following Business Day.

      (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Revolving Credit Commitment Percentage of such payment in accordance with this Section, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

      SECTION 3.5 Reimbursement Obligation of the Borrower. In the event of any drawing under any Letter of Credit, the Borrower agrees to reimburse (either with the proceeds of a Revolving Credit Loan as provided for in this Section or with funds from other sources), in same day funds, the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by the Issuing Lender in connection with such payment. Unless the Borrower shall immediately notify the Issuing Lender

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

that the Borrower intends to reimburse the Issuing Lender for such drawing from other sources or funds, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting that the Revolving Credit Lenders make a Revolving Credit Loan bearing interest at the Base Rate on such date in the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by the Issuing Lender in connection with such payment, and the Revolving Credit Lenders shall make a Revolving Credit Loan bearing interest at the Base Rate in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses. Each Revolving Credit Lender acknowledges and agrees that its obligation to fund a Revolving Credit Loan in accordance with this Section to reimburse the Issuing Lender for any draft paid under a Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section 2.3(a) or Article VI. If the Borrower has elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse the Issuing Lender as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full.

      SECTION 3.6 Obligations Absolute. The Borrower's obligations under this
Article III (including, without limitation, the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees that the Issuing Lender and the L/C Participants shall not be responsible for, and the Borrower's Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged (unless caused by the Issuing Lender's gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final nonappealable judgment), or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final nonappealable judgment. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct shall be binding on the Borrower and shall not result in any liability of the Issuing Lender or any L/C Participant to the Borrower. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

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

      SECTION 3.7 Effect of Letter of Credit Application. To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this
Article III shall apply.

                                   ARTICLE IV

                         INCREMENTAL TERM LOAN FACILITY

      SECTION 4.1 Incremental Term Loans.

      (a) Subject to the conditions set forth below, at any time prior to the Revolving Credit Maturity Date, the Borrower, shall have the right upon not less than thirty (30) days' prior written notice (an "Incremental Term Loan Notification") to the Administrative Agent to request Incremental Term Loans in an aggregate principal amount as may be specified by the Borrower. Such Incremental Term Loan Notification shall specify the applicable Incremental Term Loan Effective Date, and on such date, the Borrower shall deliver a Notice of Borrowing with respect to such Incremental Term Loan. The Borrower shall not deliver more than two (2) Incremental Term Loan Notifications during the term of this Agreement.

      (b) Each Incremental Term Loan shall be obtained from existing Lenders or from other banks, financial institutions or investment funds that qualify as Eligible Assignees (each such other bank, financial institution or investment fund, a "New Term Lender" and, collectively with the existing Lenders providing an Incremental Term Loan Commitment with respect to such Incremental Term Loan, the "Incremental Term Loan Lenders"), in each case in accordance with this
Section 4.1; provided that no existing Lender shall have any obligation to provide any portion of such Incremental Term Loan and the failure by any existing Lender to respond to a request for an Incremental Term Loan shall be deemed to be a refusal of such request by such existing Lender.

      (c) The following terms and conditions shall apply to each Incremental Term Loan:

            (i) such Incremental Term Loan shall constitute Obligations of the Borrower and shall be secured and guaranteed with the other Extensions of Credit on a pari passu basis;

            (ii) the Borrower shall, upon the request of any Incremental Term Loan Lender, execute such Incremental Term Notes as are necessary to reflect the Incremental Term Loan of such Incremental Term Loan Lender;

            (iii) the Administrative Agent and the Lenders shall have received from the Borrower an Officer's Compliance Certificate, in form and substance reasonably satisfactory to the Administrative Agent, demonstrating that, as of the applicable Incremental Term Loan Effective Date and after giving effect thereto and any Extensions of Credit made or to be made in connection therewith, the Borrower and its Subsidiaries are in pro forma compliance with the financial covenants set forth in Article X;

            (iv) no Default or Event of Default shall have occurred and be continuing as of the applicable Incremental Term Loan Effective Date or after giving effect to the making of any such Incremental Term Loan;

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

            (v) the representations and warranties made by each Credit Party in this Agreement and the other Loan Documents shall be true and correct on and as of the applicable Incremental Term Loan Effective Date with the same effect as if made on and as of such date (other than those representations and warranties that by their terms speak as of a particular date, which representations and warranties shall be true and correct as of such particular date);

            (vi) the Administrative Agent shall have received a resolution duly adopted by the board of directors of each Credit Party authorizing such Incremental Term Loan;

            (vii) in no event shall the aggregate principal amount of all Incremental Term Loans made pursuant to this Section 4.1 (including the requested Incremental Term Loans) plus the aggregate amount of all increases in the Revolving Credit Commitment pursuant to Section 2.7 exceed $50,000,000,

            (viii) the amount of such Incremental Term Loan obtained hereunder shall not be less than a minimum principal amount of $25,000,000, or, if less, the remaining amount permitted pursuant to clause (vii) above;

            (ix) the Borrower and each Incremental Term Loan Lender shall execute and deliver an Incremental Term Loan Agreement to the Administrative Agent, for its acceptance and recording in the Register, which shall be acknowledged by the Administrative Agent and each Guarantor and shall be in form and substance reasonably satisfactory to the Administrative Agent; and

            (x) the Administrative Agent shall have received any documents or information in connection with such Incremental Term Loan as it may request in its reasonable discretion.

      (d) Notwithstanding the provisions of Section 14.2 to the contrary, the Administrative Agent is hereby authorized to execute and deliver amendment documentation evidencing such amendments (or any other amendments necessary to effectuate the Incremental Term Loan on the terms set forth above) on behalf of the Lenders; provided that such amendment shall not modify this Agreement or any other Loan Document in any manner materially adverse to any Lender without the consent of such Lenders adversely affected thereby in accordance with Section
14.2 hereof.

      (e) Upon the execution, delivery, acceptance and recording of the applicable Incremental Term Loan Agreement, from and after the applicable Incremental Term Loan Effective Date, each Incremental Term Loan Lender shall have an Incremental Term Loan Commitment as set forth in the Register and all the rights and obligations of a Lender with such an Incremental Term Loan Commitment hereunder. The applicable Incremental Term Loan Lenders shall make the Incremental Term Loan to the Borrower on the applicable Incremental Term Loan Effective Date in an amount equal to the Incremental Term Loan Commitment of each Incremental Term Loan Lender with respect to such Incremental Term Loan as agreed upon pursuant to subsection (b) above.

      (f) The Administrative Agent shall maintain a copy of each Incremental Term Loan Agreement delivered to it in accordance with Section 14.10(c).

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

      (g) The Applicable Margin and pricing grid, if applicable, for any proposed Incremental Term Loan shall be determined on the applicable Incremental Term Loan Effective Date. In addition, an amortization schedule shall be prepared by the Administrative Agent in accordance with the terms of Section 4.2(a) to provide for the repayment of the applicable Incremental Term Loan.

      SECTION 4.2 Repayment of Incremental Term Loans.

      (a) Repayment. The Borrower shall repay the aggregate outstanding principal amount of each Incremental Term Loan (if any) in consecutive quarterly installments on the last Business Day of each of March, June, September and December commencing with the first full calendar quarter ending after the applicable Incremental Term Loan Effective Date, in the following amounts (which amounts shall be calculated on the applicable Incremental Term Loan Effective
Date); provided that in no event will any Incremental Term Loan mature prior to the Revolving Credit Maturity Date:

            (i) as of any fiscal quarter end occurring prior to the Revolving Credit Maturity Date, an amount equal to one-quarter of one percent (0.25%) of the original principal amount of such Incremental Term Loans; and

            (ii) as of any fiscal quarter end occurring on or after the Revolving Credit Maturity Date, such as is mutually agreed upon by the Borrower, and the applicable Incremental Term Loan Lenders; provided that no Incremental Term Loan shall be permitted to have a shorter average life to maturity than any outstanding Incremental Term Loan;

provided, further that (i) the Incremental Term Loans shall be paid in full, together with accrued interest thereon, on the applicable Incremental Term Loan Maturity Date and (ii) the amounts of individual installments may be adjusted pursuant to Section 4.3 hereof

      (b) No Reborrowing. Amounts repaid pursuant to this Section 4.2 may not be reborrowed and will constitute a permanent reduction of the applicable Incremental Term Loan and the Incremental Term Loan Commitment.

      SECTION 4.3 Prepayments of Incremental Term Loans, Revolving Credit Loans and Swingline Loans.

      (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time, without premium or penalty, to prepay the Incremental Term Loan, in whole or in part, upon delivery to the Administrative Agent of a Notice of Prepayment not later than 11:00 a.m. (i) on the same Business Day as each Base Rate Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans or Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Each optional prepayment of the Incremental Term Loan hereunder shall be in an aggregate principal amount of at least $1,000,000 or any whole multiple of $500,000 in excess thereof and shall be applied, on a pro rata basis, to the outstanding scheduled principal installments of any Incremental Term Loan. Each repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof. A

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

Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Prepayment.

      (b) Mandatory Prepayments.

            (i) Debt Issuances. The Borrower shall prepay the Loans and/or cash collateralize the L/C Obligations in the manner set forth in clause (v) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Debt Issuance not otherwise permitted pursuant to Section 11.1 by the Borrower or any of its Subsidiaries or other Indebtedness not permitted pursuant to this Agreement. Such prepayment shall be made within three (3) Business Days after the date of receipt of the Net Cash Proceeds of any such transaction.

            (ii) Equity Issuances. The Borrower shall prepay the Loans and/or cash collateralize the L/C Obligations in the manner set forth in clause (v) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Equity Issuance by the Borrower or any of its Subsidiaries other than the exercise price on stock options or warrants; provided, that so long as no Event of Default has occurred and is continuing, no prepayments shall be required from the Net Cash Proceeds from Equity Issuances the proceeds of which are used to finance a Permitted Acquisition. Such prepayment shall be made within three (3) Business Days after the date of receipt of the Net Cash Proceeds of any such transaction.

            (iii) Asset Dispositions. The Borrower shall prepay the Loans and/or cash collateralize the L/C Obligations in the manner set forth in clause (v) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Asset Disposition by the Borrower or any of its Subsidiaries. Such prepayments shall be made within three (3) Business Days after receipt of the Net Cash Proceeds of any such transaction by the Borrower or any of its Subsidiaries; provided that, so long as no Default or Event of Default has occurred and is continuing, no prepayments shall be required hereunder (A) in connection with up to $1,000,000 of aggregate Net Cash Proceeds from Asset Dispositions by the Borrower or any of its Subsidiaries which is reinvested within one hundred eighty (180) days after receipt of such Net Cash Proceeds by the Borrower or any of its Subsidiaries in other assets used in the business of the Borrower, or (B) in connection with Asset Dispositions permitted pursuant to
Section 11.5(a), (b), (c), (d) and (e).

            (iv) Insurance and Condemnation Events. The Borrower shall prepay the Loans and/or cash collateralize the L/C Obligations in the manner set forth in clause (v) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Insurance and Condemnation Event by the Borrower or any of its Subsidiaries. Such prepayments shall be made within three
(3) Business Days after receipt of Net Cash Proceeds of any such transaction by the Borrower or any of its Subsidiaries; provided that, so long as no Default or Event of Default has occurred and is continuing, no prepayments shall be required hereunder in connection with up to $1,000,000 of aggregate Net Cash Proceeds from Insurance and Condemnation Events by the Borrower or any of its Subsidiaries which is reinvested within one hundred eighty (180) days after receipt of such Net Cash Proceeds by the Borrower or any of its Subsidiaries in other assets used in the business of the Borrower.

            (v) Notice; Manner of Payment. Upon the occurrence of any event triggering the prepayment requirement under clauses (i) through and including
(iv) above, the Borrower shall promptly deliver a Notice of Prepayment to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders. Each prepayment of the Loans under this Section shall be applied first, to reduce on a pro rata basis the remaining scheduled amortization payments of the Incremental Term Loans and second, to the extent of any excess, to repay the Revolving Credit Loans (provided that, solely with respect to the portion of any such mandatory prepayment allocable to the Revolving Credit Loans, no prepayments will be required if (a) no Default or Event of Default has occurred and is continuing and (b) after giving pro forma effect to such prepayment (together with the underlying transaction giving rise thereto), the Borrower would be permitted under the terms of this Agreement to immediately re-borrow the amount of such mandatory prepayment).

Amounts prepaid under the Incremental Term Loans pursuant to this Section may not be reborrowed. Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 5.9.

                                    ARTICLE V

                             GENERAL LOAN PROVISIONS

      SECTION 5.1 Interest.

      (a) Interest Rate Options. Subject to the provisions of this Section, at the election of the Borrower, (i) Revolving Credit Loans and the Incremental Term Loans shall bear interest at (A) the Base Rate plus the Applicable Margin or (B) the LIBOR Rate plus the Applicable Margin and (ii) any Swingline Loan shall bear interest at the Base Rate plus the Applicable Margin. Any Incremental Term Loan shall bear interest as set forth in Section 4.1(g). The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 5.2. Any Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

      (b) Interest Periods. In connection with each LIBOR Rate Loan, the Borrower, by giving notice at the times described in Section 2.3 or 5.2, as applicable, shall elect an interest period (each, an "Interest Period") to be applicable to such Loan, which Interest Period shall be a period of one (1), two
(2), three (3), or six (6) months; provided that:

            (i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

            (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

            (iii) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

            (iv) no Interest Period shall extend beyond the Revolving Credit Maturity Date or Incremental Term Loan Maturity Date, as applicable, and Interest Periods shall be selected by the Borrower so as to permit the Borrower to make the quarterly principal installment payments pursuant to Section 4.2 without payment of any amounts pursuant to Section 5.9; and

            (v) there shall be no more than six (6) Interest Periods in effect at any time.

      (c) Default Rate. Subject to Section 12.3, (i) immediately upon the occurrence and during the continuance of an Event of Default under Section 12.1(a), (b), (j) or (k), or (ii) at the election of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, (A) the Borrower shall no longer have the option to request LIBOR Rate Loans or, Swingline Loans or Letters of Credit, (B) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, and (C) all outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans or such other Obligations arising hereunder or under any other Loan Document. Interest shall continue to accrue on the Obligations after an Event of Default set forth in Section 12.1(j) or 12.1(k) hereunder has occurred.

      (d) Interest Payment and Computation. Interest on each Base Rate Loan shall be due and payable in arrears on the last Business Day of each calendar quarter commencing December 31, 2005; and interest on each LIBOR Rate Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. Interest on LIBOR Rate Loans and all fees payable hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed and interest on Base Rate Loans shall be computed on the basis of a 365/366-day year and assessed for the actual number of days elapsed.

      (e) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option (i) promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations on a pro rata basis. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

      SECTION 5.2 Notice and Manner of Conversion or Continuation of Loans. Provided that no Default or Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time following the third Business Day after the Closing Date all or any portion of any outstanding Base Rate Loans (other than Swingline Loans) in a principal amount equal to $1,000,000 or any whole multiple of $500,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof into Base Rate Loans (other than Swingline Loans) or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as EXHIBIT E (a "Notice of Conversion/Continuation") not later than 12:00 p.m. three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

      SECTION 5.3 Fees.

      (a) Commitment Fee. Commencing on the Closing Date, the Borrower shall pay to the Administrative Agent, for the account of the Revolving Credit Lenders, a non-refundable commitment fee at a rate per annum determined by reference to the pricing grid set forth below (the "Commitment Fee Rate") on the average daily unused portion of the Revolving Credit Commitment; provided, that the amount of outstanding Swingline Loans shall not be considered usage of the Revolving Credit Commitment for the purpose of calculating such commitment fee. The commitment fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing December 31, 2005, and ending on the Revolving Credit Maturity Date. Such commitment fee shall be distributed by the Administrative Agent to the Revolving Credit Lenders pro rata in accordance with the Lenders' respective Revolving Credit Commitment Percentages. The Commitment Fee Rate shall be based upon the table set forth below and shall be determined and adjusted quarterly, and shall be effective on, each Calculation Date; provided, however, that (i) the initial Commitment Fee Rate shall be at Pricing Level II (as shown below) and shall remain at Pricing Level II until the first Calculation Date occurring after the fiscal quarter ending December 31, 2005 and thereafter the Pricing Level shall be determined by reference to the Consolidated Total Leverage Ratio as of the last day of the most recently ended Fiscal Quarter of the Borrower preceding the applicable Calculation Date, and (ii) if the Borrower fails to provide the Officer's Compliance Certificate as required by Section 8.2 for the most recently ended Fiscal Quarter of the Borrower preceding the applicable Calculation Date, the Commitment Fee Rate from such Calculation Date shall be based on Pricing Level IV (as shown below) until such time as an appropriate Officer's Compliance Certificate is provided, at which time the Pricing Level shall be determined by reference to the Consolidated Total Leverage Ratio as of the last day of the most recently ended Fiscal Quarter of the Borrower preceding such Calculation Date. The Commitment Fee Rate shall be effective from one Calculation Date until the next Calculation Date.

 Pricing Level        Consolidated Total Leverage Ratio       Commitment Fee
--------------   ------------------------------------------   --------------
      I          Less than 0.75 to 1.00                           0.25%

      II         Greater than or equal to 0.75 to 1.00,
                 but less than 1.25 to 1.00                       0.25%

     III         Greater than or equal to 1.25 to 1.00,
                 but less than 1.75 to 1.00                      0.375%

      IV         Greater than or equal to 1.75 to 1.00            0.50%

      (b) Administrative Agent's and Other Fees. In order to compensate the Administrative Agent for structuring and syndicating the Lenders for their obligations hereunder, the Borrower agrees to pay to the Administrative Agent, for the account of the Administrative Agent, the Lenders and their Affiliates, any fees set forth in the Fee Letter.

      SECTION 5.4 Manner of Payment. Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office for the account of the Lenders (other than as set forth below) pro rata in accordance with their respective Commitment Percentages, (except as specified below), in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. on such day shall be deemed a payment on such date for the purposes of Section 12.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with such Lender's Commitment Percentage, (except as specified below) and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of the Issuing Lender's fees or L/C Participants' commissions shall be made in like manner, but for the account of the Issuing Lender or the L/C Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent's fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 5.9, 5.10, 5.11 or 14.3 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to
Section 5.1(b)(ii) if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business

Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

      SECTION 5.5 Evidence of Indebtedness.

      (a) Extensions of Credit. The Extensions of Credit made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Extensions of Credit made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Credit Note, Incremental Term Note and/or Swingline Note, as applicable, which shall evidence such Lender's Revolving Credit Loans, Incremental Term Loan and/or Swingline Loans, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

      (b) Participations. In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

      SECTION 5.6 Adjustments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender's receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Sections 5.9, 5.10, 5.11 or 14.3 hereof) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that

      (a) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

      (b) the provisions of this paragraph shall not be construed to apply to
(x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Swingline Loans and Letters of Credit to any assignee or participant.

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

      SECTION 5.7 Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by the Administrative Agent. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Sections 2.3(b), and 4.1, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of
(a) the amount not made available by such Lender in accordance with the terms hereof, times (b) the daily average Federal Funds Rate during such period as determined by the Administrative Agent, times (c) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such amount not made available by such Lender in accordance with the terms hereof shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this Section shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days after such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower. The failure of any Lender to make available its Commitment Percentage of any Loan requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

      SECTION 5.8 Changed Circumstances.

      (a) Circumstances Affecting LIBOR Rate Availability. If with respect to any Interest Period the Administrative Agent or any Lender (after consultation with the Administrative Agent) shall determine that, by reason of circumstances affecting the foreign exchange and

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interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via the Telerate Page 3750 or offered to the Administrative Agent or such Lender for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrower shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

      (b) Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

      SECTION 5.9 Indemnity. The Borrower hereby indemnifies each of the Lenders against any loss or expense which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow, continue or convert on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

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

      SECTION 5.10 Increased Costs.

      (a) Increased Costs Generally. If any Change in Law shall:

            (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Lender;

            (ii) subject any Lender or the Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender or the Issuing Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section
5.11 and the imposition of, or any change in the rate of any Excluded Tax payable by such Lender or the Issuing Lender); or

            (iii) impose on any Lender or the Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting into or maintaining any LIBOR Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender or the Issuing Lender, the Borrower shall promptly pay to any such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

      (b) Capital Requirements. If any Lender or the Issuing Lender reasonably determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender's or the Issuing Lender's holding company, if any, regarding capital requirements has the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company would have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy), then from time to time upon written request of such Lender or such Issuing Lender the Borrower shall promptly pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company for any such reduction suffered.

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

      (c) Certificates for Reimbursement. A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

      (d) Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or the Issuing Lender, as the case may be, provides the certificate set forth in Section 5.10(c) hereof (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

      SECTION 5.11 Taxes.

      (a) Payments Free of Taxes. Any and all payments by or on account of any Obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required by Applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

      (b) Payment of Other Taxes by the Borrower. Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law.

      (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability shall be delivered to the Borrower by a Lender or the Issuing Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, and shall be conclusive absent manifest error.

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

      (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

      (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that the Borrower is a resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

            (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

            (ii) duly completed copies of Internal Revenue Service Form W-8ECI,

            (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

            (iv) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower to determine the withholding or deduction required to be made.

      (f) Treatment of Certain Refunds. If the Administrative Agent, a Lender or the Issuing Lender determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional

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

amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent, such Lender or the Issuing Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Issuing Lender in the event the Administrative Agent, such Lender or the Issuing Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent, any Lender or the Issuing Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

      (g) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section shall survive the payment in full of the Obligations and the termination of the Commitments.

      SECTION 5.12 Mitigation Obligations; Replacement of Lenders.

      (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 5.10, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.11, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
5.10 or Section 5.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment to the extent solely related to any Extensions of Credit made by such Lender to the Borrower.

      (b) Replacement of Lenders. If any Lender requests compensation under
Section 5.10, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
Section 5.11, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 14.10), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that

            (i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 14.10,

            (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest

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

thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts),

            (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.10 or payments required to be made pursuant to
Section 5.11, such assignment will result in a reduction in such compensation or payments thereafter, and

            (iv) such assignment does not conflict with Applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

      SECTION 5.13 Security. The Obligations of the Borrower shall be secured as provided in the Security Documents.

                                   ARTICLE VI

                  CLOSING; CONDITIONS OF CLOSING AND BORROWING

      SECTION 6.1 Closing. The closing shall take place at the offices of Kennedy Covington Lobdell & Hickman, L.L.P. at 10:00 a.m. on November 10, 2005, or on such other place, date and time as the parties hereto shall mutually agree.

      SECTION 6.2 Conditions to Closing and Initial Extensions of Credit. The obligation of the Lenders to close this Agreement and to make the initial Loan or issue or participate in the initial Letters of Credit, if any, is subject to the reasonable satisfaction of each of the following conditions:

      (a) Executed Loan Documents. This Agreement, a Revolving Credit Note in favor of each Lender requesting a Revolving Credit Note, a Swingline Note in favor of the Swingline Lender (if requested thereby), the Security Documents, together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist hereunder or thereunder.

      (b) Closing Certificates; Etc. The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

            (i) Officer's Certificate of the Borrower. A certificate from a Responsible Officer of the Borrower to the effect that all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents that are subject to materiality or Material Adverse Effect qualifications are true, correct and complete and all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents that are not subject to materiality or Material Adverse Effect qualifications are true, correct and complete in all material respects; that none of the Credit Parties is in violation of any of the covenants

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

contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that each of the Credit Parties, as applicable, has satisfied each of the conditions set forth in Section 6.2 and
Section 6.3.

            (ii) Certificate of Secretary of each Credit Party. A certificate of a Responsible Officer of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation of such Credit Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation or formation, (B) the bylaws or other governing document of such Credit Party as in effect on the Closing Date, (C) resolutions duly adopted by the board of directors or other governing body of such Credit Party authorizing the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 6.2(b)(iii).

            (iii) Certificates of Good Standing. Certificates as of a recent date of the good standing of each Credit Party under the laws of its jurisdiction of organization and, to the extent requested by the Administrative Agent, each other jurisdiction where such Credit Party is qualified to do business and, to the extent available and requested by the Administrative Agent, a certificate of the relevant taxing authorities of such jurisdictions certifying that such Credit Party has filed required tax returns and owes no delinquent taxes.

            (iv) Opinions of Counsel. Favorable opinions of Proskauer Rose, LLP, counsel to the Credit Parties, addressed to the Administrative Agent and the Lenders with respect to the Credit Parties, the Loan Documents and such other matters as the Lenders shall request.

            (v) Tax Forms. Copies of the United States Internal Revenue Service forms required by Section 5.11(e).

      (c) Personal Property Collateral.

            (i) Filings and Recordings. The Administrative Agent shall have received all filings and recordations that are necessary to perfect the security interests of the Administrative Agent, on behalf of itself and the Lenders, in the Collateral and the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens thereon.

            (ii) Pledged Collateral. The Administrative Agent shall have received (A) original stock certificates or other certificates evidencing the Capital Stock pledged pursuant to the Security Documents, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) each original promissory note pledged pursuant to the Security Documents.

            (iii) Lien Search. The Administrative Agent shall have received the results of a Lien search (including a search as to judgments, pending litigation and tax matters), in form and

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

substance reasonably satisfactory thereto, made against the Credit Parties under the Uniform Commercial Code (or applicable judicial docket) as in effect in any state in which any such Credit Party is incorporated or in any other location reasonably requested by the Administrative Agent, indicating among other things that its assets are free and clear of any Lien except for Permitted Liens.

            (iv) Hazard and Liability Insurance. The Administrative Agent shall have received certificates of property hazard, business interruption and liability insurance, evidence of payment of all insurance premiums for the current policy year of each (naming the Administrative Agent as loss payee (and mortgagee, as applicable) on all certificates for property hazard insurance and as additional insured on all certificates for liability insurance), and, if requested by the Administrative Agent, copies (certified by a Responsible Officer) of insurance policies in the form required under the Security Documents and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

      (d) Consents; Defaults.

            (i) Governmental and Third Party Approvals. The Credit Parties shall have received all material governmental and third party consents and approvals reasonably requested by the Administrative Agent (or any other material consents as determined in the reasonable discretion of the Administrative Agent) in connection with the transactions contemplated by this Agreement and the other Loan Documents and the other transactions contemplated hereby and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on any of the Credit Parties or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could reasonably be expected to have such effect.

            (ii) No Injunction, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted or, to the knowledge of the Borrower, threatened before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent's reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby.

      (e) Financial Matters.

            (i) Financial Statements. The Administrative Agent shall have received (A) the audited Consolidated balance sheet of the Borrower and its Subsidiaries for the Fiscal Years 2002, 2003 and 2004 and the related audited statements of operations and cash flows for such Fiscal Years, (B) unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of September 30, 2005 and related unaudited interim statements of income and cash flows and
(C) a

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

pro forma balance sheet of the Borrower and its Subsidiaries giving effect to the transactions contemplated hereby, certified by the chief financial officer of the Borrower.

            (ii) Financial Projections. Pro forma Consolidated financial statements for the Borrower and its Subsidiaries, and forecasts prepared by management of the Borrower, of balance sheets, income statements and cash flow statements on an annual basis for each year during the term of the Credit Facility.

            (iii) Financial Condition Certificate. The Borrower shall have delivered to the Administrative Agent a certificate, in form and substance reasonably satisfactory to the Administrative Agent, and certified as accurate by a Responsible Officer, that (A) the Borrower and each of its Subsidiaries are each Solvent, (B) the Borrower's payables are current and not past due, (C) attached thereto are calculations evidencing compliance on a pro forma basis with the covenants contained in Article X hereof, (D) the financial projections previously delivered to the Administrative Agent represent the good faith estimates (utilizing reasonable assumptions) of the financial condition and operations of the Borrower and its Subsidiaries and (E) attached thereto is a calculation of the Applicable Margin.

            (iv) Payment at Closing; Fee Letters. The Borrower shall have paid to the Administrative Agent and the Lenders the fees set forth or referenced in
Section 5.3 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses) and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

      (f) Miscellaneous.

            (i) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing from the Borrower in accordance with Section 2.3(a), and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made after the Closing Date are to be disbursed.

            (ii) Due Diligence. The Administrative Agent shall have completed, to its reasonable satisfaction, all legal, tax, business and other due diligence with respect to the business, assets, liabilities, operations and condition (financial or otherwise) of the Borrower and its Subsidiaries in scope and determination reasonably satisfactory to the Administrative Agent in its sole discretion.

            (iii) Existing Credit Agreement. The Existing Credit Agreement shall be repaid in full and terminated and all collateral security therefor shall be released, and the Administrative Agent shall have received a pay-off letter in form and substance reasonably satisfactory to it evidencing such repayment, termination, reconveyance and release.

            (iv) Other Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent. The Administrative

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

Agent shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement.

      SECTION 6.3 Conditions to All Extensions of Credit. The obligations of the Lenders to make any Extensions of Credit (including the initial Extension of Credit), convert or continue any Loan and/or the Issuing Lender to issue or extend any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing, continuation, conversion, issuance or extension date:

      (a) Continuation of Representations and Warranties. The representations and warranties of the Borrower and each other Credit Party contained in Article VII and each other Loan Document that are subject to materiality or Material Adverse Effect qualifications shall be true and correct in all respects and the representations and warranties of the Borrower and each other Credit Party contained in Article VII and each other Loan Document that are not subject to materiality or Material Adverse Effect qualifications shall be true and correct in all material respects, in each case, both before and after giving effect to such proposed borrowing, continuation, conversion, issuance or extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

      (b) No Existing Default. No Default or Event of Default shall have occurred and be continuing (i) on the borrowing, continuation or conversion date with respect to such Loan or after giving effect to the Loans to be made, continued or converted on such date or (ii) on the issuance or extension date with respect to such Letter of Credit or after giving effect to the issuance or extension of such Letter of Credit on such date.

      (c) Notices. The Administrative Agent shall have received a Notice of Borrowing, or Notice of Conversion/Continuation, as applicable, from the Borrower in accordance with Section 2.3(a), or Section 4.1.

      (d) Additional Documents. The Administrative Agent shall have received each additional document, instrument or other item reasonably requested by it.

                                  ARTICLE VII

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

      SECTION 7.1 Representations and Warranties. To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, the Borrower hereby represents and warrants to the Administrative Agent and Lenders both before and after giving effect to the transactions contemplated hereunder that:

      (a) Organization; Power; Qualification. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate power and authority to own its properties and to carry on its business as now being conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires

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

such qualification and authorization except in jurisdictions where the failure to be so qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect. The jurisdictions in which the Borrower and its Subsidiaries are organized and qualified to do business as of the Closing Date are described on Schedule 7.1(a).

      (b) Ownership. Each Subsidiary of the Borrower as of the Closing Date is listed on Schedule 7.1(b). As of the Closing Date, the capitalization of the Borrower and its Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 7.1(b). All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and not subject to any preemptive or similar rights, except as described in Schedule 7.1(b). The shareholders of each Subsidiary of the Borrower and the number of shares owned by each as of the Closing Date are described on Schedule 7.1(b). As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of Capital Stock of each Subsidiary of the Borrower, except as described on Schedule 7.1(b).

      (c) Authorization of Agreement, Loan Documents and Borrowing. Each of the Borrower and its Subsidiaries has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of the Borrower and each of its Subsidiaries party thereto, and each such document constitutes the legal, valid and binding obligation of the Borrower or its Subsidiary party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

      (d) Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by the Borrower and its Subsidiaries of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the Extensions of Credit hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to the Borrower or any of its Subsidiaries where the failure to obtain such Governmental Approval could reasonably be expected to have a Material Adverse Effect, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Borrower or any of its Subsidiaries, (iii) conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person which could reasonably be expected to have a Material Adverse Effect, (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents or (v) require any consent of any other Person in connection with the execution, delivery, performance, validity or enforceability of this

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

Agreement other than consents for which the failure to obtain could not reasonably be expected to have a Material Adverse Effect.

      (e) Compliance with Law; Governmental Approvals. Each of the Borrower and its Subsidiaries (i) has all material Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, (ii) is in material compliance with each Governmental Approval applicable to it and in material compliance with all other Applicable Laws relating to it or any of its respective properties and (iii) has timely filed all material reports, documents and other materials required to be filed by it under all Applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under Applicable Law.

      (f) Tax Returns and Payments. Each of the Borrower and its Subsidiaries has duly filed or caused to be filed all federal, state, material local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, material local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable. Such returns accurately reflect in all material respects all liability for taxes of the Borrower and its Subsidiaries for the periods covered thereby. Other than as set forth on Schedule 7.1(f) hereto, there is no ongoing audit or examination or, to the knowledge of the Borrower, other investigation by any Governmental Authority having appropriate jurisdiction of the tax liability of the Borrower and its Subsidiaries. To the Borrower's knowledge, no Governmental Authority having appropriate jurisdiction has asserted any Lien or other claim against the Borrower or any Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved other than Permitted Liens. The charges, accruals and reserves on the books of the Borrower and any of its Subsidiaries in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since January 1, 1999 or the organization of any Subsidiary, if later, are in the judgment of the Borrower adequate, and the Borrower does not anticipate any additional taxes or assessments for any of such years.

      (g) Intellectual Property Matters. Each of the Borrower and its Subsidiaries owns or possesses rights to use all material franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, service mark, service mark rights, trade names, trade name rights, copyrights and other rights with respect to the foregoing which are reasonably necessary to conduct its business. To the Borrower's knowledge, no event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and, to the Borrower's knowledge, neither the Borrower nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations.

      (h) Environmental Matters. Except as set forth on Schedule 7.1(h):

            (i) The properties currently owned, leased or operated by the Borrower and its Subsidiaries do not contain, and to their knowledge have not previously contained, and any real property formerly owned, leased or operated by the Borrower or any of its Subsidiaries did

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

not contain during the Borrower's or Subsidiaries' ownership, lease or operation thereof, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a material violation of applicable Environmental Laws or (B) could give rise to material liability under applicable Environmental Laws;

            (ii) The Borrower, each of its Subsidiaries and their currently owned, leased and operated properties and all their operations conducted in connection therewith are in material compliance, and have been in material compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could materially interfere with the continued operation of such properties or impair the fair saleable value thereof;

            (iii) Neither the Borrower nor any Subsidiary thereof has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws that remain outstanding and unresolved, nor does the Borrower or any Subsidiary thereof have knowledge that any such notice will be received or is being threatened;

            (iv) Borrower and its Subsidiaries have not transported or disposed of to or from the properties owned, leased or operated by the Borrower and its Subsidiaries any Hazardous Materials in violation of, or in a manner or to a location which is reasonably likely to give rise to liability under, Environmental Laws, nor has the Borrower or its Subsidiaries generated, treated, stored or disposed of Hazardous Material at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws;

            (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary thereof is or is reasonably likely to be named as a potentially responsible party with respect to their properties or operations, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to Borrower, any Subsidiary or their properties or operations that could reasonably be expected to have a Material Adverse Effect; and

            (vi) There has been no release, or to the Borrower's knowledge, threat of release, of Hazardous Materials at or from properties owned, leased or operated by the Borrower or any Subsidiary during the Borrower's or its Subsidiaries' ownership, lease or operation thereof or, to the Borrower's knowledge, prior to the Borrower's or its Subsidiaries' ownership, lease or operations thereof, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws that could reasonably be expected to have a Material Adverse Effect.

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

      (i) ERISA.

            (i) As of the Closing Date, neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 7.1(i);

            (ii) The Borrower and each ERISA Affiliate is in material compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in
Section 401(b) of the Code has not yet expired and except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under
Section 501(a) of the Code except for such plans that have not yet received determination letters but for which the remedial amendment period for submitting a determination letter has not yet expired. No liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan except for a liability that could not reasonably be expected to have a Material Adverse Effect;

            (iii) As of the Closing Date, no Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under
Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

            (iv) Except where the failure of any of the following representations to be correct in all material respects could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in
Section 406 of the ERISA or Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code;

            (v) No Termination Event has occurred or is reasonably expected to occur; and

            (vi) Except where the failure of any of the following representations to be correct in all material respects could not reasonably be expected to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to the best knowledge of the Borrower after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in

Section 3(1) of ERISA) currently maintained or contributed to by the Borrower or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.

      (j) Margin Stock. Neither the Borrower nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used, directly or indirectly, in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.

      (k) Government Regulation. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the Borrower nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

      (l) Employee Relations. Each of the Borrower and its Subsidiaries has a stable work force in place and is not, as of the Closing Date, party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees. The Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries.

      (m) Burdensome Provisions. Neither the Borrower nor any Subsidiary thereof is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

      (n) Financial Statements. The audited and unaudited financial statements delivered pursuant to Section 6.2(e) are complete and correct and fairly present in all material respects on a Consolidated basis the assets, liabilities and financial position of the Borrower and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended (other than customary year-end adjustments for unaudited financial statements). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. Such financial statements show all material indebtedness and other material liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including material liabilities for taxes, material commitments, and Indebtedness, in each case, to the extent required to be disclosed under GAAP. The pro forma financial statements delivered pursuant to Section 6.2(e) were prepared in good faith on the basis of the assumptions stated therein, which assumptions are believed to be reasonable in light of then existing conditions except that such financial statements and forecasts shall be subject to normal year end closing and audit adjustments.

      (o) No Material Adverse Change. Since December 31, 2004, there has been no material adverse change in the properties, business, operations, prospects, or condition (financial or otherwise) of the Borrower and its Subsidiaries and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect; provided, that the Borrower has disclosed to the Administrative Agent the lawsuits set forth on Schedule 7.1(u), and, so long as there is no material adverse change in such lawsuits since September 30, 2005, such lawsuits do not currently have a Material Adverse Effect.

      (p) Solvency. As of the Closing Date and after giving effect to each Extension of Credit made hereunder, the Borrower and each of its Subsidiaries will be Solvent.

      (q) Titles to Properties. Each of the Borrower and its Subsidiaries has such title to the real property owned or leased by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its material personal property and assets, including, but not limited to, those reflected on the balance sheets of the Borrower and its Subsidiaries delivered pursuant to Section 6.2(e), except those which have been disposed of by the Borrower or its Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

      (r) Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies or are self-insured, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in locations where the Borrower or the applicable Subsidiary operates.

      (s) Liens. None of the properties and assets of the Borrower or any Subsidiary thereof is subject to any Lien, except Permitted Liens. Neither the Borrower nor any Subsidiary thereof has signed any financing statement or any security agreement authorizing any secured party thereunder to file any financing statement, except to perfect those Permitted Liens.

      (t) Indebtedness and Guaranty Obligations. Schedule 11.1(c) is a complete and correct listing of all Indebtedness and Guaranty Obligations of the Borrower and its Subsidiaries as of the Closing Date in excess of $1,000,000. As of the Closing Date, the Borrower and its Subsidiaries have performed and are in compliance with all of the material terms of such Indebtedness and Guaranty Obligations and all instruments and agreements relating thereto, and, as of the Closing Date, no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of the Borrower or any of its Subsidiaries exists with respect to any such Indebtedness or Guaranty Obligation.

      (u) Litigation. Except for matters existing on the Closing Date and set forth on Schedule 7.1(u), there are no actions, suits or proceedings pending nor, to the knowledge of the Borrower, threatened against or in any other way relating adversely to or affecting the Borrower or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that (i) has or could reasonably be expected to have a Material Adverse Effect, or (ii) materially adversely affects any transaction contemplated hereby.

      (v) Absence of Defaults. No event has occurred or is continuing which constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by the Borrower or any Subsidiary thereof under any Material Contract or judgment, decree or order to which the Borrower or its Subsidiaries is a party or by which the Borrower or its Subsidiaries or any of their respective properties may be bound or which would require the Borrower or its Subsidiaries to make any payment thereunder prior to the scheduled maturity date therefore, except as could not reasonably be expected to have a Material Adverse Effect.

      (w) Senior Indebtedness Status. The Obligations of the Borrower and each of its Subsidiaries under this Agreement and each of the other Loan Documents ranks and shall continue to rank at least senior in priority of payment to all Subordinated Indebtedness and all senior unsecured Indebtedness of each such Person and is designated as "Senior Indebtedness" under all instruments and documents, now or in the future, relating to all Subordinated Indebtedness and all senior unsecured Indebtedness of such Person.

      (x) OFAC. None of the Borrower, any Subsidiary of the Borrower or any OFAC Affiliate of the Borrower or any Subsidiary Guarantor: (i) is a Sanctioned Person, (ii) has more than 10% of its assets in Sanctioned Entities, or (iii) derives more than 10% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. The proceeds of any Loan will not be used and have not been used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

      (y) Disclosure. The Borrower and/or its Subsidiaries have disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which the Borrower or any of its Subsidiaries are subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No financial statement, material report, material certificate or other material information, taken together as a whole, by or on behalf of any of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, pro forma financial information, estimated financial information and other projected or estimated information, such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

      SECTION 7.2 Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article VII or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

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                                  ARTICLE VIII

                        FINANCIAL INFORMATION AND NOTICES

      Until all the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 14.2, the Borrower will furnish or cause to be furnished to the Administrative Agent at the Administrative Agent's Office at the address set forth in Section 14.1 and to the Lenders at their respective addresses as set forth on the Register, or such other office as may be designated by the Administrative Agent and Lenders from time to time:

      SECTION 8.1 Financial Statements and Projections.

      (a) Quarterly Financial Statements. (i) As soon as practicable and in any event within fifty (50) days (or, if earlier, on the date of any required public filing thereof) after the end of each fiscal quarter of each Fiscal Year, an unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income and cash flows and a report containing management's discussion and analysis of such financial statements for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries on a Consolidated basis as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments. Delivery by the Borrower to the Administrative Agent and the Lenders of the Borrower's quarterly report to the SEC on Form 10-Q with respect to any fiscal quarter, or the availability of such report on EDGAR Online, within the period specified above shall be deemed to be compliance by the Borrower with this Section 8.1(a)(i).

      (ii) As soon as practicable and in any event within fifty (50) days after the end of each fiscal quarter of each Fiscal Year, a Divisional Build-Up Financial Report of the Borrower and its Subsidiaries for the fiscal quarter then ended.

      (b) Annual Financial Statements. As soon as practicable and in any event within ninety-five (95) days (or, if earlier, on the date of any required public filing thereof) after the end of each Fiscal Year, an audited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income and cash flows and a report containing management's discussion and analysis of such financial statements for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year. Such annual financial statements shall be audited by

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any "Big Four" or other nationally-recognized independent certified public accounting firm, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Borrower or any of its Subsidiaries or with respect to accounting principles followed by the Borrower or any of its Subsidiaries not in accordance with GAAP or contain any qualification or exception which is of a "going concern" or similar nature. Delivery by the Borrower to the Administrative Agent and the Lenders of the Borrower's annual report to the SEC on Form 10-K with respect to any fiscal year, or the availability of such report on EDGAR Online, within the period specified above shall be deemed to be compliance by the Borrower with this Section 8.1(b).

      (c) Annual Business Plan and Financial Projections. As soon as practicable and in any event within forty-five (45) days after the beginning of each Fiscal Year, a business plan of the Borrower and its Subsidiaries for the ensuing four
(4) fiscal quarters, such plan to be prepared in accordance with GAAP and to include, on a quarterly basis, the following: a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet, accompanied by a certificate from a Responsible Officer of the Borrower to the effect that, to the best of such officer's knowledge, such projections are good faith estimates (utilizing reasonable assumptions) of the financial condition and operations of the Borrower and its Subsidiaries for such four (4) quarter period.

      SECTION 8.2 Officer's Compliance Certificate. At each time financial statements are delivered pursuant to Sections 8.1(a) or (b) and at such other times as the Administrative Agent shall reasonably request, an Officer's Compliance Certificate.

      SECTION 8.3 Accountants' Certificate. At each time financial statements are delivered pursuant to Section 8.1(b), a certificate of the independent public accountants certifying such financial statements that in connection with their audit, nothing came to their attention that caused them to believe that the Borrower failed to comply with the terms, covenants, provisions or conditions of Article X, insofar as they relate to financial and accounting matters or, if such is not the case, specifying such non-compliance and its nature and period of existence.

      SECTION 8.4 Other Reports.

      (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto; and

      (b) such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender may reasonably request.

      SECTION 8.5 Notice of Litigation and Other Matters. Prompt (but in no event later than ten (10) days after an officer of the Borrower obtains knowledge thereof) telephonic and written notice of:

      (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving the Borrower or any Subsidiary thereof or any of their respective properties, assets or businesses that if adversely determined could reasonably be expected to have a Material Adverse Effect;

      (b) any notice of any violation received by the Borrower or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

      (c) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against the Borrower or any Subsidiary thereof;

      (d) any attachment, judgment, lien, levy or order exceeding $1,000,000 that has been assessed against the Borrower or any Subsidiary thereof;

      (e) (i) any Default or Event of Default or (ii) any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any Subsidiary thereof or any of their respective properties are bound which could reasonably be expected to have a Material Adverse Effect;

      (f) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by the Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) the Borrower obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and

      (g) any event which makes any of the representations set forth in Section
7.1 that is subject to materiality or Material Adverse Effect qualifications inaccurate in any respect or any event which makes any of the representations set forth in Section 7.1 that is not subject to materiality or Material Adverse Effect qualifications inaccurate in any material respect; and

      (h) any announcement by Moody's or S&P of any change in a Debt Rating;

      provided that delivery by the Borrower to the Administrative Agent and the Lenders of any Disclosure Statement filed with the SEC on Form 8-K, or the availability of such Disclosure Statement on EDGAR Online, within the period set forth above that provides the applicable notice required under any subsection of this Section 8.5 shall be deemed to be compliance by the Borrower with such applicable subsection.

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                                   ARTICLE IX

                              AFFIRMATIVE COVENANTS

      Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 14.2, the Borrower will, and will cause each of its Subsidiaries to:

      SECTION 9.1 Preservation of Corporate Existence and Related Matters. Except as permitted by Section 11.4, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

      SECTION 9.2 Maintenance of Property. In addition to the requirements of any of the Security Documents, protect and preserve all properties necessary in and material to its business, including copyrights, patents, trade names, service marks and trademarks; maintain in good working order and condition, ordinary wear and tear excepted, all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all repairs, renewals and replacements thereof and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be conducted in a commercially reasonable manner.

      SECTION 9.3 Insurance. Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law and as are required by any Security Documents (including, without limitation, hazard and business interruption insurance), and on the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request information in reasonable detail as to the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

      SECTION 9.4 Accounting Methods and Financial Records. Maintain a system of accounting, and keep proper books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

      SECTION 9.5 Payment and Performance of Obligations. Pay and perform all Obligations under this Agreement and the other Loan Documents, and pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices; provided, that the Borrower or such Subsidiary may contest any item described in clauses (a) or (b) of this Section in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

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      SECTION 9.6 Compliance With Laws and Approvals. Observe and remain in compliance in all material respects with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

      SECTION 9.7 Environmental Laws. In addition to and without limiting the generality of Section 9.6, (a) comply with, and use commercially reasonable efforts to ensure such compliance by all tenants and subtenants with all applicable Environmental Laws and obtain and comply with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants, if any, obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the presence of Hazardous Materials, or the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or any such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor, as determined by a court of competent jurisdiction by final nonappealable judgment.

      SECTION 9.8 Compliance with ERISA. In addition to and without limiting the generality of Section 9.6, (a) except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) comply with all material applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (ii) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan,
(iii) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code and (iv) operate each employee welfare benefit plan (as defined in Section 3(l) of ERISA) in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (b) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

      SECTION 9.9 Compliance With Agreements. Comply in all respects with all leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any Material Contract, except for such non-compliance as could not reasonably be expected to have a Material Adverse Effect.

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      SECTION 9.10 Visits and Inspections. Permit representatives of the
Administrative Agent or any Lender, from time to time upon prior reasonable notice and at such times during normal business hours, to visit and inspect its properties; inspect, review and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects; provided, however, that with respect to environmental matters, the Administrative Agent and any Lender shall be limited to conduct Phase I Environmental Site Assessments of any properties owned by the Borrower or its Subsidiaries no more than once every twelve (12) months unless an Event of Default occurs and then only upon reasonable notice to the Borrower. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent or any Lender may do any of the foregoing at any time without advance notice.

      SECTION 9.11 Additional Subsidiaries.

      (a) Additional Domestic Subsidiaries. Notify the Administrative Agent of the creation or acquisition of any Domestic Subsidiary and promptly thereafter (and in any event within thirty (30) days), cause such Person to (i) become a Subsidiary Guarantor by delivering to the Administrative Agent a duly executed supplement to the Subsidiary Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, (ii) pledge a security interest in all collateral owned by such Subsidiary by delivering to the Administrative Agent a duly executed supplement to each Security Document or such other document as the Administrative Agent shall deem appropriate for such purpose and comply with the terms of each Security Document, (iii) deliver to the Administrative Agent such documents and certificates referred to in Section
6.2 as may be reasonably requested by the Administrative Agent, (iv) deliver to the Administrative Agent such original Capital Stock or other certificates and stock or other transfer powers evidencing the Capital Stock of such Person, (v) deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with respect to such Person, and (vi) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

      (b) Additional Foreign Subsidiaries. Notify the Administrative Agent at the time that any Person becomes a first tier Foreign Subsidiary of the Borrower or any Subsidiary, and promptly thereafter (and in any event within forty-five
(45) days after such notification), cause (i) the Borrower or the applicable Subsidiary to deliver to the Administrative Agent Security Documents pledging sixty-five percent (65%) of the total outstanding Capital Stock of such new Foreign Subsidiary and a consent thereto executed by such new Foreign Subsidiary (including, without limitation, if applicable, original stock certificates (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) evidencing the Capital Stock of such new Foreign Subsidiary, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof), (ii) such Person to deliver to the Administrative Agent such documents and certificates referred to in Section 6.2 as may be reasonably requested by the Administrative Agent, (iii) deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with regard to such Person and (iv) such Person to deliver to the Administrative Agent such other

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documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

      SECTION 9.12 Use of Proceeds. The Borrower shall use the proceeds of the Extensions of Credit (a) to finance the acquisition of Capital Assets, (b) to refinance existing Indebtedness of the Borrower (including, without limitation, the Existing Credit Agreement), and (c) for working capital and general corporate purposes of the Borrower and its Subsidiaries, including the payment of certain fees and expenses incurred in connection with the transactions.

      SECTION 9.13 Further Assurances. Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Administrative Agent and the Lenders their respective rights under this Agreement, the Letters of Credit and the other Loan Documents.

                                    ARTICLE X

                               FINANCIAL COVENANTS

      Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 14.2, the Borrower and its Subsidiaries on a Consolidated basis will not:

      SECTION 10.1 Leverage Ratio: As of any fiscal quarter end, permit the Consolidated Total Leverage Ratio to be greater than 2.25 to 1.00.

      SECTION 10.2 Interest Coverage Ratio: As of any fiscal quarter end, permit the ratio of (a) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to (b) Consolidated Interest Expense for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to be less than 3.75 to 1.0.

      SECTION 10.3 Maximum Capital Expenditures. Permit the aggregate amount of all Capital Expenditures in any Fiscal Year to exceed $15,000,000. Notwithstanding the foregoing, the maximum amount of Capital Expenditures permitted by this Section 10.3 in any Fiscal Year may be increased by up to $2,000,000 of Capital Expenditures that were permitted but not made under this
Section 10.3 in the immediately preceding Fiscal Year (without giving effect to any carryover amount from prior Fiscal Years).

                                   ARTICLE XI

                               NEGATIVE COVENANTS

      Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 14.2, the Borrower has not and will not and will not permit any of its Subsidiaries to:

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      SECTION 11.1 Limitations on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness except:

      (a) the Obligations (excluding Hedging Obligations permitted pursuant to
Section 11.1(b));

      (b) Indebtedness incurred in connection with a Hedging Agreement with a counterparty and upon terms and conditions (including interest rate) reasonably satisfactory to the Administrative Agent (which consent shall not be unreasonably withheld or delayed); provided, that any counterparty that is a Lender shall be deemed satisfactory to the Administrative Agent;

      (c) Indebtedness existing on the Closing Date and listed on Schedule 11.1(c), and the renewal, refinancing, extension and replacement (but not the increase in the aggregate principal amount) thereof;

      (d) Attributable Indebtedness of the Borrower and its Subsidiaries incurred in connection with Capital Leases in an aggregate amount not to exceed, on any date of determination, $15,000,000 minus any Indebtedness outstanding pursuant to Section 11.1(e) hereto;

      (e) purchase money Indebtedness of the Borrower and its Subsidiaries in an aggregate amount not to exceed, on any date of determination, $15,000,000 minus any Indebtedness outstanding pursuant to Section 11.1(d) hereto;

      (f) Indebtedness of a Person existing at the time such Person became a Subsidiary or assets were acquired from such Person, to the extent such Indebtedness was not incurred in connection with or in contemplation of, such Person becoming a Subsidiary or the acquisition of such assets, not to exceed in the aggregate at any time outstanding $10,000,000;

      (g) Guaranty Obligations in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;

      (h) Guaranty Obligations with respect to Indebtedness permitted pursuant to subsections (a) through (f) of this Section;

      (i) Indebtedness of the Borrower to any Wholly-Owned Subsidiary and of any Wholly-Owned Subsidiary to the Borrower or any other Wholly-Owned Subsidiary; provided, that (i) in the case of any such Indebtedness in an amount greater than $1,000,000 owed to the Borrower or any Domestic Subsidiary, such Indebtedness is evidenced by a promissory note that has been pledged as security for the Obligations under the Collateral Agreement, (ii) in the case of any such Indebtedness in an amount greater than $1,000,000 owed by the Borrower or a Domestic Subsidiary to any Foreign Subsidiary, such Indebtedness is subordinated to the Obligations on terms satisfactory to the Administrative Agent and (iii) in the case of all such Indebtedness, the loans and advances giving rise thereto are permitted under Section 11.3.

      (j) Indebtedness with respect to surety bonds obtained by the Borrower or any of the Subsidiaries in the ordinary course of business to secure their obligations with respect to

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applicable worker's compensation laws, not to exceed in the aggregate at any time outstanding $4,500,000;

      (k) Indebtedness of the Borrower or any of the Subsidiaries incurred to finance insurance premiums, not to exceed in the aggregate at any time outstanding $3,000,000;

      (l) Unsecured Subordinated Indebtedness of the Borrower or any of the Subsidiaries to the seller of any business incurred in connection with a Permitted Acquisition of such business; provided, however, that (i) the terms of such Indebtedness shall not provide for any maturity, amortization, sinking fund payment, mandatory redemption, other required repayment or repurchase of, or cash interest or other similar payment with respect to, such Indebtedness, in each case prior to the Revolving Credit Maturity Date (except that deferred payments related to Permitted Acquisitions shall not be subject to this subclause (i)), (ii) the covenants and events of default relating to such Indebtedness shall be on market terms for Indebtedness of such type, reasonably satisfactory to the Administrative Agent, and shall be no more restrictive than the covenants and events of default in this Agreement, and (iii) the aggregate principal amount of Indebtedness permitted by this clause (l) shall not exceed in the aggregate at any time outstanding $15,000,000; and

      (m) Additional Indebtedness not otherwise permitted pursuant to this
Section in an aggregate amount outstanding not to exceed $15,000,000;

provided, that no agreement or instrument with respect to Indebtedness permitted to be incurred by this Section shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability of any Subsidiary of the Borrower to make any payment to the Borrower or any of its Subsidiaries (in the form of dividends, intercompany advances or otherwise) for the purpose of enabling the Borrower to pay the Obligations; provided, further, that the aggregate principal amount of Indebtedness permitted by the foregoing clauses (c), (d), (e), (f), (j), (k),
(l) and (m), excluding deferred payments related to Permitted Acquisitions, shall not exceed $35,000,000 at any time outstanding.

      SECTION 11.2 Limitations on Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including, without limitation, shares of Capital Stock), real or personal, whether now owned or hereafter acquired, except:

      (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

      (b) Liens securing the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

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      (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation;

      (d) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property which do not, in any case, materially detract from the value of such property or impair the use thereof in the ordinary conduct of business;

      (e) Liens of the Administrative Agent for the benefit of the Administrative Agent and the Lenders under the Loan Documents;

      (f) Liens existing on any asset of any Person at the time such Person becomes a Subsidiary or is merged or consolidated with or into a Subsidiary which (i) were not created in contemplation of or in connection with such event,
(ii) do not extend to or cover any other property or assets of Borrower or any Subsidiary and (iii) such Lien does not (A) materially interfere with the use, occupancy and operation of any asset or property subject thereto, (B) materially reduce the fair market value of such asset or property but for such Lien or (C) result in any material increase in the cost of operating, occupying or owning or leasing such asset or property, in each case, so long as any Indebtedness related to any such Liens are permitted under Section 11.1(f);

      (g) Liens not otherwise permitted by this Section and in existence on the Closing Date and described on Schedule 11.2;

      (h) Liens securing Indebtedness permitted under Sections 11.1(d) and (e); provided that (i) such Liens shall be created substantially simultaneously with the acquisition or lease of the related asset, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the original purchase price or lease payment amount of such property at the time it was acquired;

      (i) Judgment liens securing judgments that have not resulted in an Event of Default under Section 12.1(n);

      (j) purported Liens evidenced by the filing of UCC financing statements relating solely to personal property leased pursuant to operating leases entered into in the ordinary course of business of the Borrower and its Subsidiaries; and

      (k) Liens not otherwise permitted hereunder securing obligations not at any time exceeding in the aggregate $4,000,000.

      SECTION 11.3 Limitations on Loans, Advances, Investments and Acquisitions. Purchase, own, invest in or otherwise acquire, directly or indirectly, any Capital Stock, interests in any partnership or joint venture (including, without limitation, the creation or capitalization of any Subsidiary), evidence of Indebtedness or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest

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whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person except:

      (a) investments (i) in Subsidiaries existing on the Closing Date and (ii) the other loans, advances and investments described on Schedule 11.3, in each case, existing on the Closing Date;

      (b) additional investments (i) in Wholly-Owned Domestic Subsidiaries; provided, that management or pre-acquisition holders of Capital Stock of any such Domestic Subsidiary acquired pursuant to a Permitted Acquisition may own up to ten percent (10%) in the aggregate of the Capital Stock of such Subsidiary so long as no more than two Subsidiaries are less than wholly owned at any one time, and (ii) in Wholly-Owned Foreign Subsidiaries in an aggregate amount not greater than $2,000,000 during any Fiscal Year of the Borrower, in each case to the extent any resulting Indebtedness is permitted under Section 11.1(i);

      (c) investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one hundred-eighty (180) days from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than one hundred-eighty (180) days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of "A" or better by a nationally recognized rating agency; provided, that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder, or (v) other investments approved in writing by the Required Lenders (all of the foregoing described in this Section 11.3(c), "Cash Equivalents")

      (d) investments by the Borrower or any of its Subsidiaries in the form of Permitted Acquisitions;

      (e) Hedging Agreements permitted pursuant to Section 11.1;

      (f) purchases of assets in the ordinary course of business;

      (g) investments in the form of loans and advances to employees in the ordinary course of business, which, in the aggregate, do not exceed at any time $250,000;

      (h) transactions permitted pursuant to Section 11.6; and

      (i) other additional investments not otherwise permitted pursuant to this Section not exceeding $2,000,000 in the aggregate in any Fiscal Year.

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      SECTION 11.4 Limitations on Mergers and Liquidation. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

      (a) any Wholly-Owned Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving Person) or with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving Person);

      (b) any Wholly-Owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Wholly-Owned Subsidiary; (provided that if the transferor in such a transaction is a Subsidiary Guarantor, then the transferee must either be the Borrower or a Subsidiary Guarantor);

      (c) any Wholly-Owned Subsidiary of the Borrower may merge into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with a Permitted Acquisition; and

      (d) any Subsidiary of the Borrower may wind-up into the Borrower or any Subsidiary Guarantor.

      SECTION 11.5 Limitations on Asset Dispositions. Make any Asset Disposition (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction) except:

      (a) the sale of inventory in the ordinary course of business;

      (b) the sale of obsolete, worn-out or surplus assets no longer used or usable in the business of the Borrower or any of its Subsidiaries;

      (c) the transfer of assets to the Borrower or any Subsidiary Guarantor;

      (d) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

      (e) the disposition of any Hedging Agreement; and

      (f) additional Asset Dispositions not otherwise permitted pursuant to this
Section in an aggregate amount not to exceed $10,000,000 in any Fiscal Year.

      SECTION 11.6 Limitations on Dividends and Distributions. Declare or pay any dividends upon any of its Capital Stock; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its Capital Stock, or make any distribution of cash, property or assets among the holders of shares of its Capital Stock; provided that:

      (a) the Borrower or any Subsidiary may pay dividends in shares of its own Capital Stock;

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      (b) any Subsidiary may pay cash dividends to the Borrower;

      (c) the Borrower may repurchase, redeem, retire or otherwise acquire Capital Stock of the Borrower or any Affiliate of the Borrower owned by employees of the Borrower or any Subsidiary or their assignees, estates and heirs, at a price not in excess of fair market value determined in good faith by the Board of Directors of the Borrower, in an aggregate amount not to exceed $4,000,000 during the term of this Agreement; and

      (d) so long as (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) for a period of thirty (30) days prior to giving effect thereto and immediately after giving effect thereto, the sum of (A) the amount of cash and Cash Equivalents of the Borrower plus (B) the excess of the Total Revolving Credit Commitment over the outstanding Revolving Credit Loans, Swingline Loans and L/C Obligations, shall be no less than $15,000,000, the Borrower may declare and pay dividends on its Capital Stock and make purchases, repurchases, redemptions, retirements and other acquisitions for value of its Capital Stock (excluding repurchases, redemptions, retirements and other acquisitions permitted under Section 11.6(c)) in an aggregate amount during the term of this Agreement not to exceed at any time than the sum of (Y) $25,000,000 and (Z) twenty-five percent (25%) of the Consolidated Net Income of the Borrower for the period from January 1, 2005, through the end of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 8.1 at such time (taken as a single accounting period), if and only if the Consolidated Total Leverage Ratio is less than 1.50 to 1.00 at such time.

      SECTION 11.7 Limitations on Exchange and Issuance of Capital Stock. Issue, sell or otherwise dispose of any class or series of Capital Stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be,
(a) convertible or exchangeable into Indebtedness or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due.

      SECTION 11.8 Transactions with Affiliates. Directly or indirectly (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors or other Affiliates, or to or from any member of the immediate family of any of its officers, directors or other Affiliates, or subcontract any operations to any of its Affiliates or (b) enter into, or be a party to, any other transaction not described in clause (a) above with any of its Affiliates other than:

            (i) transactions permitted by Section 11.3, Section 11.4, Section
11.6 and Section 11.7;

            (ii) transactions existing on the Closing Date and described on
Schedule 11.8;

            (iii) normal compensation and reimbursement of reasonable expenses of officers and directors; and

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            (iv) transactions in the ordinary course of business on terms as favorable as the Borrower or such Subsidiary reasonably believes could be obtained by it on a comparable arms-length transaction with an independent, unrelated third party.

      SECTION 11.9 Certain Accounting Changes; Organizational Documents. (a) Change its Fiscal Year end, or make any change in its accounting treatment and reporting practices except as required by GAAP or the Exchange Act or (b) amend, modify or change its certificate of incorporation (or corporate charter or other similar organizational documents) or amend, modify or change its bylaws (or other similar documents) in any manner materially adverse in any respect to the rights or interests of the Lenders.

      SECTION 11.10 Amendments; Payments and Prepayments of Subordinated Indebtedness.

      (a) Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Subordinated Indebtedness in any respect which would materially adversely affect the rights or interests of the Administrative Agent and Lenders hereunder.

      (b) Cancel, forgive, make any payment or prepayment on, or redeem or acquire for value (including, without limitation, (i) by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due and (ii) at the maturity thereof) any Subordinated Indebtedness, except refinancings, refundings, renewals, extensions or exchange of any Subordinated Indebtedness permitted by Section 11.1(j) and (k).

      SECTION 11.11 Restrictive Agreements.

      (a) Enter into any Indebtedness which contains any negative pledge on assets or any covenants more restrictive than the provisions of Articles IX, X and XI hereof, or which restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Indebtedness.

      (b) Enter into or permit to exist any agreement which impairs or limits the ability of any Subsidiary of the Borrower to pay dividends to the Borrower.

      SECTION 11.12 Nature of Business. Alter in any material respect the character or conduct of the business conducted by the Borrower and its Subsidiaries as of the Closing Date.

      SECTION 11.13 Impairment of Security Interests. Take or omit to take any action, which might reasonably be expected or would have the result of materially impairing the security interests in favor of the Administrative Agent with respect to the Collateral or grant to any Person (other than the Administrative Agent for the benefit of itself and the Lenders pursuant to the Security Documents) any interest whatsoever in the Collateral, except for Permitted Liens and Asset Dispositions permitted under Section 11.5.

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                                  ARTICLE XII

                              DEFAULT AND REMEDIES

      SECTION 12.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

      (a) Default in Payment of Principal of Loans and Reimbursement Obligations. The Borrower shall default in any payment of principal of any Loan or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

      (b) Other Payment Default. The Borrower or any other Credit Party shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Obligation or the payment of any other Obligation, and such default shall continue for a period of three (3) Business Days.

      (c) Misrepresentation. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Credit Party herein or in any other Loan Document that is subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any respect when made or deemed made or any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Credit Party herein or any other Loan Document that is not subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any material respect when made or deemed made.

      (d) Default in Performance of Certain Covenants. The Borrower or any other Credit Party shall default in the performance or observance of any covenant or agreement contained in Sections 8.1(a) or (b), 8.2 or 8.5(e)(i) or Articles X or XI.

      (e) Default in Performance of Other Covenants and Conditions. The Borrower or any other Credit Party shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrower by the Administrative Agent.

      (f) Hedging Agreement. The Borrower or any other Credit Party shall default in the performance or observance of any terms, covenant, condition or agreement (after giving effect to any applicable grace or cure period) under any Hedging Agreement and such default causes the termination of such Hedging Agreement and such Credit Party has failed to pay all amounts due thereunder within five (5) days after the due date thereof (or such longer cure period as provided in such Hedging Agreement).

      (g) Indebtedness Cross-Default. The Borrower or any other Credit Party shall (i) default in the payment of any Indebtedness (other than the Loans or any Reimbursement

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Obligation) the aggregate outstanding amount of which Indebtedness is in excess of $5,000,000 beyond the period of grace if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate outstanding amount of which Indebtedness is in excess of $5,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto, the effect of which default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Indebtedness to become due prior to its stated maturity (any applicable grace period having expired).

      (h) [Intentionally Left Blank]

      (i) Change in Control. Any Change in Control shall occur.

      (j) Voluntary Bankruptcy Proceeding. The Borrower or any Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or
(vii) take any corporate action for the purpose of authorizing any of the foregoing.

      (k) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower or any Credit Party thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Borrower or any Credit Party thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty
(60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

      (l) Failure of Agreements. Any material provision of this Agreement or any provision of any other Loan Document shall for any reason cease to be valid and binding on the Borrower or any other Credit Party party thereto or any such Person shall so state in writing, or any Loan Document shall for any reason cease to create a valid and perfected first priority Lien on, or security interest in, any of the Collateral purported to be covered thereby unless due to the failure by the Administrative Agent to perfect or maintain its perfection of its Lien on such Collateral, in each case other than in accordance with the express terms hereof or thereof.

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      (m) Termination Event. The occurrence of any of the following events: (i)
the Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency in excess of $1,000,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) the Borrower or any ERISA Affiliate as employers under one or more Multiemployer Plans makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $1,000,000.

      (n) Judgment. A judgment or order for the payment of money which causes the aggregate amount of all such judgments to exceed $10,000,000 in any Fiscal Year shall be entered against the Borrower or any Credit Party by any Governmental Authority and such judgment or order shall continue without having been discharged, vacated or stayed for a period of thirty (30) days after the entry thereof.

      (o) Environmental. Any one or more Environmental Claims shall have been asserted against the Borrower or any Credit Party; the Borrower and any Credit Party would be reasonably likely to incur liability as a result thereof; and such liability would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

      SECTION 12.2 Remedies. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower:

      (a) Acceleration; Termination of Facilities. Terminate the Commitments and declare the principal of and interest on the Loans and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented or shall be entitled to present the documents required thereunder) and all other Obligations (other than Hedging Obligations), to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrower to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 12.1(j) or
(k), the Credit Facility shall be automatically terminated and all Obligations (other than Hedging Obligations) shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

      (b) Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired

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amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations on a pro rata basis. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

      (c) Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrower's Obligations.

      SECTION 12.3 Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

      SECTION 12.4 Crediting of Payments and Proceeds. In the event that the Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 12.2, all payments received by the Lenders upon the Obligations and all net proceeds from the enforcement of the Obligations shall be applied:

      First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such and the Issuing Lender in its capacity as such (ratably among the Administrative Agent and the Issuing Lender in proportion to the respective amounts described in this clause First payable to them);

      Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders, including attorney fees (ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them);

      Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations and any Hedging Obligations (including any termination payments and any accrued and unpaid interest thereon) (ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them);

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      Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and Reimbursement Obligations (ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them);

      Fifth, to the Administrative Agent for the account of the Issuing Lender, to cash collateralize any L/C Obligations then outstanding; and

      Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

      SECTION 12.5 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

      (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 3.3, 5.3 and 14.3) allowed in such judicial proceeding; and

      (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 5.3 and 14.3.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

                                  ARTICLE XIII

                            THE ADMINISTRATIVE AGENT

      SECTION 13.1 Appointment and Authority. Each of the Lenders and the Issuing Lender hereby irrevocably appoints Wachovia to act on its behalf as the Administrative Agent hereunder

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and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrower nor any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions.

      SECTION 13.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

      SECTION 13.3 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

      (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

      (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law; and

      (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 14.2 and Section 12.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Lender.

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The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

      SECTION 13.4 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

      SECTION 13.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

      SECTION 13.6 Resignation of Administrative Agent.

      (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and no such successor shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring

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Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 14.2 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

      (b) Any resignation by Wachovia as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Lender and Swingline Lender. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender and Swingline Lender, (b) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

      SECTION 13.7 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

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      SECTION 13.8 No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, book manager, lead manager, arranger, lead arranger or co-arranger listed on the cover page or signature pages hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.

      SECTION 13.9 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

      (a) to release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of itself and the Lenders, under any Loan Document (i) upon repayment of the outstanding principal of and all accrued interest on the Loans, payment of all outstanding fees and expenses hereunder, the termination of the Lenders' Commitments and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 14.2, if approved, authorized or ratified in writing by the Required Lenders;

      (b) to subordinate any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such Collateral that is permitted by Section 11.2(g); and

      (c) to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty Agreement pursuant to this Section.

                                   ARTICLE XIV

                                  MISCELLANEOUS

      SECTION 14.1 Notices.

      (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing (for purposes hereof, the term "writing" shall include information in electronic format such as electronic mail and internet web pages), or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via electronic mail, posting on an internet web page, telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by electronic mail, posting on an internet web page, telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative

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Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

      (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

      If to the Borrower:      Cross Country Healthcare, Inc.
                               6551 Park of Commerce Blvd., N.W.
                               Boca Raton, Florida 33487
                               Attention: Emil Hensel, Chief Financial Officer
                               Telephone No.: (561) 312-1750
                               Telecopy No.: (561) 912-9068

      With a copy to:          Steve Rubin, Esq.
                               Proskauer Rose LLP
                               1585 Broadway
                               New York, New York  10036-8299
                               Telephone No.: (212) 969-3330
                               Telecopy No.: (212) 969-2900

      If to Wachovia as        Wachovia Bank, National Association
      Administrative Agent:    Charlotte Plaza, CP-8
                               201 South College Street
                               Charlotte, North Carolina 28288-0680
                               Attention:  Syndication Agency Services
                               Telephone No.: (704) 374-2698
                               Telecopy No.: (704) 383-0288

      With copies to:          One Wachovia Center
                               301 South College Street
                               Mail Code: NC-5562
                               Charlotte, North Carolina 28288
                               Attention: Richard Nelson
                               Telephone No.: (704) 715-1445
                               Telecopy No.: (704) 383-7611

      If to any Lender:        To the address set forth on the Register

      (c) Administrative Agent's Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit requested.

      SECTION 14.2 Amendments, Waivers and Consents. Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in

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writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; provided, that no amendment, waiver or consent shall:

      (a) waive any conditions set forth in Section 6.2 without the written consent of each Lender;

      (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 12.2) or the amount of Loans of any Lender (other than as set forth in Section 2.7 and Section 4.1 of this Agreement) without the written consent of such Lender;

      (c) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

      (d) reduce the principal of, or the rate of interest specified herein on, any Loan or Reimbursement Obligation, or (subject to clause (iv) of the second proviso to this Section) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Margin that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Lenders shall be necessary (i) to waive any obligation of the Borrower to pay interest at the rate set forth in Section 5.1(c) during the continuance of an Event of Default, or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

      (e) change Section 5.4 or Section 12.4 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

      (f) change Section 4.3(b)(v) in a manner that would alter the order of application of amounts prepaid pursuant thereto without the written consent of each Lender;

      (g) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

      (h) release all of the Subsidiary Guarantors or release Subsidiary Guarantors comprising substantially all of the credit support for the Credit Party Obligations, in either case, from the Subsidiary Guaranty Agreement (other than as authorized in Section 13.9), without the written consent of each Lender; or

      (i) release all or a material portion of the Collateral or release any Security Document (other than as authorized in Section 13.9 or as otherwise specifically permitted or

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contemplated in this Agreement or the applicable Security Document) without the written consent of each Lender;

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender in addition to the Lenders required above, affect the rights or duties of the Issuing Lender under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

      SECTION 14.3 Expenses; Indemnity.

      (a) Costs and Expenses. The Borrower and any other Credit Party, jointly and severally, shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of one (1) counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out of pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender), any Lender or the Issuing Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

      (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims (including, without limitation, any Environmental Claims or civil penalties or fines assessed by OFAC), damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto

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of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Claim related in any way to the Borrower or any of its Subsidiaries, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (including, without limitation, any civil penalties or fines assessed by the U.S. Department of the Treasury's Office of Foreign Assets Control), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Credit Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower or such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

      (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender's Applicable Margin (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity. The obligations of the Lenders under this clause
(c) are subject to the provisions of Section 5.7.

      (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in

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connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby; provided that such Indemnitee has utilized such usual and customary security procedures with any such information or other materials as it would utilize for its own similar information and materials.

      (e) Payments. All amounts due under this Section shall be payable promptly after demand therefor.

      SECTION 14.4 Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, the Swingline Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender, the Swingline Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the Obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender or the Swingline Lender, irrespective of whether or not such Lender, the Issuing Lender or the Swingline Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender, the Issuing Lender or the Swingline Lender different from the branch or office holding such deposit or other obligation. The rights of each Lender, the Issuing Lender, the Swingline Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender, the Swingline Lender or their respective Affiliates may have. Each Lender, the Issuing Lender and the Swingline Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

      SECTION 14.5 Governing Law.

      (a) Governing Law. This Agreement and the other Loan Documents, unless expressly set forth therein, shall be governed by, and construed in accordance with, the law of the State of New York, without reference to the conflicts or choice of law principles thereof.

      (b) Submission to Jurisdiction. The Borrower and each other Credit Party irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other

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Loan Document shall affect any right that the Administrative Agent, any Lender or the Issuing Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Credit Party or its properties in the courts of any jurisdiction.

      (c) Waiver of Venue. The Borrower and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 14.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

      SECTION 14.6 Waiver of Jury Trial.

      (a) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      SECTION 14.7 Reversal of Payments. To the extent the Borrower makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

      SECTION 14.8 Injunctive Relief; Punitive Damages.

      (a) The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may

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prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

      (b) The Administrative Agent, the Lenders and the Borrower (on behalf of itself and the Credit Parties) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

      SECTION 14.9 Accounting Matters. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and
(ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

      SECTION 14.10 Successors and Assigns; Participations.

      (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section,
(ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that

            (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an

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assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $2,500,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000 (or otherwise agreed by the Administrative Agent and the Borrower), in the case of any assignment in respect of the Incremental Term Loan Facility, unless (A) such assignment is made to an existing Lender, to an Affiliate thereof, or (with respect to any Incremental Term Loan) to an Approved Fund, in which case no minimum amount shall apply, or (B) each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have given its consent five (5) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth (5th) Business Day;

            (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned;

            (iii) subject to subclause (i) above in connection with the approval of the Borrower, any assignment of a Revolving Credit Commitment must also be approved by the Administrative Agent, the Swingline Lender and the Issuing Lender unless the Person that is the proposed assignee is itself a Lender with a Revolving Credit Commitment (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

            (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.8, 5.9, 5.10, 5.11 and 14.3 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

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      (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Assignment and Assumption and each Incremental Term Loan Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

      (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

      Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in Section
14.2 that directly affects such Participant. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.8, 5.9, 5.10 and 5.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 14.4 as though it were a Lender, provided such Participant agrees to be subject to Section 5.6 as though it were a Lender.

      (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 5.10 and 5.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.11 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.11(e) as though it were a Lender.

      (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve

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Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

      SECTION 14.11 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by, or required to be disclosed to, any rating agency, or regulatory or similar authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement or under any other Loan Document (or any Hedging Agreement with a Lender or the Administrative Agent) or any action or proceeding relating to this Agreement or any other Loan Document (or any Hedging Agreement with a Lender or the Administrative Agent) or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any purchasing Lender, proposed purchasing Lender, Participant or proposed Participant, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (iii) to an investor or prospective investor in an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such Approved Fund, (iv) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in an Approved Fund in connection with the administration, servicing and reporting on the assets serving as collateral for an Approved Fund, or (v) to a nationally recognized rating agency that requires access to information regarding the Borrower and its Subsidiaries, the Loans and Loan Documents in connection with ratings issued with respect to an Approved Fund, (g) with the consent of the Borrower, (h) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications; provided, however, that the Borrower shall receive prior written notice before the first disclosure by the Administrative Agent of such information, (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or
(y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower which is not subject to an existing confidentiality agreement the existence of which the Administrative Agent or such Lender have been notified prior to the time such information has become available thereto or (j) to governmental regulatory authorities in connection with any regulatory examination of the Administrative Agent or any Lender or in accordance with the Administrative Agent's or any Lender's regulatory compliance policy if the Administrative Agent or such Lender deems necessary for the mitigation of claims by those authorities against the Administrative Agent or such Lender or any of its subsidiaries or affiliates. For purposes of this Section, "Information" means all information received from any Credit Party relating to any Credit Party or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Credit Party; provided that, in the case of information received from a Credit Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      SECTION 14.12 Performance of Duties. Each of the Credit Party's obligations under this Agreement and each of the other Loan Documents shall be performed by such Credit Party at its sole cost and expense.

      SECTION 14.13 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.

      SECTION 14.14 Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XIV and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

      SECTION 14.15 Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

      SECTION 14.16 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 14.17 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

      SECTION 14.18 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

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

      SECTION 14.19 Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full and all Commitments have been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

      SECTION 14.20 Advice of Counsel, No Strict Construction. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

      SECTION 14.21 USA Patriot Act. The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower and Subsidiary Guarantors, which information includes the name and address of each Borrower and Subsidiary Guarantor and other information that will allow such Lender to identify such Borrower or Subsidiary Guarantor in accordance with the Act.

      SECTION 14.22 Inconsistencies with Other Documents; Independent Effect of Covenants.

      (a) In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Security Documents which imposes additional burdens on the Borrower or its Subsidiaries or further restricts the rights of the Borrower or its Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

      (b) The Borrower expressly acknowledges and agrees that each covenant contained in Articles IX, X, or XI hereof shall be given independent effect. Accordingly, the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles IX, X, or XI if, before or after giving effect to such transaction or act, the Borrower shall or would be in breach of any other covenant contained in Articles IX, X, or XI.

                           [Signature pages to follow]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

                                         CROSS COUNTRY HEALTHCARE, INC., as
                                         Borrower

                                         By:____________________________________
                                            Name: Joseph Boshart
                                            Title: Chief Executive Officer

[Credit Agreement - Cross Country Healthcare, Inc.]

                                         AGENTS AND LENDERS:

                                         WACHOVIA BANK, NATIONAL ASSOCIATION,
                                         as Administrative Agent, Swingline
                                         Lender, Issuing Lender and Lender

                                         By: /s/ Richard L. Nelson
                                            ------------------------------------
                                            Name: Richard L. Nelson
                                            Title: Vice President

[Credit Agreement - Cross Country Healthcare, Inc.]

                                         GENERAL ELECTRIC CAPITAL CORPORATION,
                                         as Syndication Agent and Lender

                                         By: /s/ Earl F. Smith III
                                            ------------------------------------
                                            Name: Earl F. Smith III
                                            Title: Its Duly Authorized Signatory

[Credit Agreement - Cross Country Healthcare, Inc.]

                                         BANK OF AMERICA, N.A., as Co-
                                         Documentation Agent and Lender

                                         By: /s/ Alexander L. Rody
                                            ------------------------------------
                                            Name: Alexander L. Rody
                                            Title: Senior Vice President

[Credit Agreement - Cross Country Healthcare, Inc.]

                                         LASALLE BANK NATIONAL ASSOCIATION,
                                         as Co-Documentation Agent and Lender

                                         By: /s/ Dana Friedman
                                            ------------------------------------
                                            Name: Dana Friedman
                                            Title: First Vice President

[Credit Agreement - Cross Country Healthcare, Inc.]

                                         CAROLINA FIRST BANK, as Lender

                                         By: /s/ Kevin M. Short
                                            ------------------------------------
                                            Name: Kevin M. Short
                                            Title: Senior Vice President

[Credit Agreement - Cross Country Healthcare, Inc.]

                                         NATIONAL CITY BANK OF KENTUCKY, as
                                         Lender

                                         By: /s/ Nicholas J. Comerford
                                            ------------------------------------
                                            Name: Nicholas J. Comerford
                                            Title: Officer

[Credit Agreement - Cross Country Healthcare, Inc.]

                                         COMERICA BANK, as Lender

                                         By: /s/ John Bonifacio
                                            ------------------------------------
                                            Name: John Bonifacio
                                            Title: Vice President

[Credit Agreement - Cross Country Healthcare, Inc.]

                                         US BANK, N.A, as Lender

                                         By: /s/ Thomas A. Heckman
                                            ------------------------------------
                                            Name: Thomas A. Heckman
                                            Title: AVP

[Credit Agreement - Cross Country Healthcare, Inc.]